UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
STRIDE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Stride, Inc.
11720 Plaza America Drive
9th Floor
Reston, VA 20190

October 26, 2023
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders of Stride, Inc. (“Annual Meeting”) to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 7, 2023, at 11:00 a.m., Eastern Time. Details regarding the Annual Meeting and the matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.
We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker, bank or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card or voting instruction form in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of Stride.
Sincerely,

Dr. Craig R. Barrett
Chair of the Board

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
December 7, 2023
The annual meeting of stockholders of Stride, Inc., a Delaware corporation (“Company”), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 7, 2023, at 11:00 a.m., Eastern Time (“Annual Meeting”).
At the Annual Meeting, stockholders will be asked to:
1.	Elect ten (10) directors to the Company’s Board of Directors each to serve for a one-year term;
2.	Consider and vote upon the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024;
3.	Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company (“Say-on-Pay”);
4.	Consider and vote upon, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of the named executive officers of the Company (“Say-on-Frequency”);
5.	Consider and vote upon a stockholder proposal regarding a report on lobbying, if properly presented at the Annual Meeting; and
6.	Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on October 16, 2023, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2023 (“Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (“fiscal 2023”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 16, 2023.
We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 26, 2023.
For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of our common stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the record date, October 16, 2023. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned our common stock as of the close of business on the record date, October 16, 2023. To vote at the meeting, those who have beneficial ownership of stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. If our headquarters are closed for health and safety or other reasons during such period, the list of stockholders will be made available for inspection upon request via email to: OGC@k12.com subject to our satisfactory verification of stockholder status.
Your vote is important to us. We encourage you to read the Proxy Statement and promptly submit your proxy or voting instructions by Internet, telephone, or mail. Voting before the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.
Sincerely,

Vincent W. Mathis
Executive Vice President, General Counsel and Secretary
Reston, VA
October 26, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on December 7, 2023:
The Company’s 2023 proxy statement and the 2023 Annual Report are available at
www.proxyvote.com

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card or voting instruction form.

STRIDE, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 7, 2023
This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Stride, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 7, 2023, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “Stride,” “we,” “our,” “us” and the “Company” each refer to Stride, Inc. The mailing address of our principal executive offices is 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. This Proxy Statement will be made available on or about October 26, 2023, to holders of record as of the close of business on October 16, 2023 of our common stock, par value $0.0001 per share (“Common Stock”).
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 26, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting, except for those stockholders who received paper copies of the proxy materials. The Notice tells you how to:
•
view our proxy materials for the Annual Meeting, including this Proxy Statement and the Stride, Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2023, on the Internet and vote; and

•	instruct us to send proxy materials to you by mail or email.
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board has fixed the close of business on October 16, 2023 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 43,344,347 shares of Common Stock outstanding and entitled to vote.
Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Quorum and Vote Required
A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the members of the Board; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (i) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 (“fiscal 2024”), (ii) the non-binding advisory resolution approving the compensation of the named executive officers (“NEOs”) of the Company, (iii) the non-binding advisory vote regarding the frequency of future advisory votes to approve the compensation of the NEOs of the Company,
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(iv) the approval of the stockholder proposal regarding a report on lobbying, if properly presented at the Annual Meeting, and (v) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that proposal and has not received instructions from the beneficial owner. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors in Proposal 2), but not with respect to non-routine matters (such as Proposals 1, 3, 4 and 5).
Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present. Withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. However, because abstentions and broker non-votes are considered present in person or represented by proxy, abstentions and broker non-votes will have the effect of a vote against the approval of Proposals 2, 3, 4 and 5, which require the affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting.
Voting; Proxies
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply vote using one of the methods provided by your broker, bank or other nominee to ensure that your vote is counted.
If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank or other nominee, you must obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:
FOR the election of each of the Board nominees named in Proposal 1;
FOR Proposal 2, the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal 2024;
FOR Proposal 3, the approval, on a non-binding advisory basis, of the compensation of the NEOs of the Company;
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“ONE YEAR” for Proposal 4, as the recommended frequency of future advisory votes to approve the compensation of the NEOs of the Company;
“AGAINST” Proposal 5, the stockholder proposal regarding a report on lobbying, if properly presented at the Annual Meeting; and
In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Revocation
A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy card; (iii) voting again by telephone; (iv) voting again via the Internet; or (v) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Stride, Inc., Attn: General Counsel and Secretary, 11720 Plaza America, 9th Floor, Reston, VA, 20190. If your shares of Common Stock are registered in the name of your broker, bank or other nominee, you must follow the instructions of such broker, bank or other nominee to revoke a proxy.
Attending the Annual Meeting
The Annual Meeting will be held on December 7, 2023 at 11:00 a.m., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304. For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of Common Stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the Record Date. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned Common Stock as of the close of business on the Record Date.
Rules of conduct regarding the Annual Meeting will be provided during the Annual Meeting. To vote at the Annual Meeting, those who have beneficial ownership of Common Stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders, and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others, so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
The Company has retained D. F. King & Co. (“DF King”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (866) 620-2535 (banks and brokers may call (212) 269-5550) or via email at Stride@dfking.com.
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Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
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ELECTION OF DIRECTORS
(Proposal 1)
Summary
The Board currently consists of ten members, each of whose term expires at the Annual Meeting. Each of our ten directors has been nominated for election for a term expiring at the 2024 annual meeting of stockholders. The ten nominees are: Aida M. Alvarez, Craig R. Barrett, Robert L. Cohen, Steven B. Fink, Robert E. Knowling, Jr., Allison Lawrence, Liza McFadden, James J. Rhyu, Ralph Smith and Joseph A. Verbrugge. Each of the nominees has agreed to serve as a director if elected, and the Company believes that each nominee will be available to serve.
The following charts highlight the balance in age and tenure and the gender and ethnic diversity of our director nominees. Also highlighted is the wide range of backgrounds and experience of the director nominees. The Board believes that this balance in age and tenure, mix of diversity and wide range of backgrounds and experience will help bring broad and valuable perspectives to the Board that will lead to a well-functioning Board.

AGE
4
3
2
1
0
40-49
50-59
60-69
70+

TENURE
4
3
2
1
0
0-3 years
3-9 years
+9 years

DIVERSITY
60%
Female and
Ethnically Diverse

INDEPENDENCE
90%
Independent

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Key
Senior Leadership	Experience serving in a senior leadership role of a complex organization
Public Company Board	Experience as a board member of another publicly traded company
Current or Former CEO	Experience serving as a current or former Chief Executive Officer (“CEO”)
Financial Expertise	Experience or expertise in finance, accounting, financial management or financial reporting
Technology	Experience or expertise in the technology industry
Education / Public Policy Expertise	Knowledge of or experience in education or public policy
International	Experience with global business operations or with doing business internationally
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Information Regarding Nominees
The names and ages of the nominees, their principal occupations and employment during the past five years, and other information regarding them are as follows.
OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
AIDA M. ALVAREZ Age: 74 Director Since: 2017 Nominating and Corporate Governance Committee Independent	Professional Experience:

Ms. Alvarez currently serves as Chair Emerita of the Latino Community Foundation and as a board member of California Competes, a non-profit entity focused on issues in higher education, equity and the economy. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton’s Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Fastly, Inc. since August 2019; Bill.com since May 2022 and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of directors of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of directors of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). From 2014 to 2019, she served on the board of directors of Zoosk, Inc., and from 2011 to November 2022, on the board of Oportun Financial Corp. (formerly Progress Financial Corporation).

Attributes, Skills and Qualifications:

Ms. Alvarez holds a B.A. from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience and ability to bring diverse perspectives to the Board.
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CRAIG R. BARRETT Age: 84 Director Since: 2010 Chair of the Board Independent	Professional Experience:

Dr. Barrett served as Chief Executive Officer of Intel Corporation from 1998 until 2005, and was also Chairman of the Board of Intel from 2005 to 2009. He previously served in various roles at Intel Corporation, including Chief Operating Officer, since joining Intel in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as President and Chairman of BASIS Charter Schools, Inc.; Vice Chair of the Science Foundation Arizona; Chairman of the Carnegie Institution for Science; and is the Chairman of XGS Energy (formerly Geothermic Solutions Inc.).

Attributes, Skills and Qualifications:

Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected to serve as Chair of the Board and as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board from his tenure as a professor and his volunteer work and support of numerous educational organizations.

ROBERT L. COHEN Age: 58 Director Since: 2019 Audit Committee Nominating and Corporate Governance Committee Independent	Professional Experience:

Mr. Cohen currently serves in various roles including strategic advisor, investor and board observer to high growth education technology companies including 2U Inc. Mr. Cohen served as President and Chief Operating Officer of 2U through January 2016. He was appointed President in November 2013 and Chief Operating Officer in April 2012. In addition, Mr. Cohen was 2U’s founding Chief Financial Officer beginning in June 2008. From 2001 to 2008, Mr. Cohen held several senior roles at The Princeton Review, including Executive Vice President of Strategic Development and Executive Vice President and General Manager of K12 Services. From 1983 to 2001, Mr. Cohen founded and operated the largest network of franchises of The Princeton Review before selling them back to that company. From May 2020 to October 2021, Mr. Cohen served on the board of directors of Straive (f/k/a SPiGlobal).

Attributes, Skills and Qualifications:

Mr. Cohen attended Princeton University. He was selected as a director because of his deep knowledge and experience in the education technology industry, as well as his operational and leadership experience as Chief Operating Officer of 2U.

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STEVEN B. FINK Age: 72 Director Since: 2003 Audit Committee Chair Compensation Committee Independent	Professional Experience:

Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the boards of The Jackson Laboratory, City of Hope, St. Helena Hospital, OLE Health Foundation and the Herb Ritts Foundation. From 1999 to 2009, Mr. Fink served as a director of Leapfrog Enterprises, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera Enterprises, Inc.

Attributes, Skills and Qualifications:

Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies, in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

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ROBERT E. KNOWLING, JR. Age: 68 Director Since: 2018 Compensation Committee Chair Audit Committee Independent	Professional Experience:

Mr. Knowling serves as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations and re-engineer businesses. From 2002 to 2005, he served as Chief Executive Officer of the NYC Leadership Academy, an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling has also held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project’s Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for Rite Aid Corporation, CECO Environmental Corp., Rocket Software and Stream Companies. He also previously served on the board of directors of Citrix Systems Inc. from 2020 to September 2022, Heidrick & Struggles, Inc. from 2001 to 2015, Convergys Corporation from 2017 to 2018 and Roper Technologies, Inc. from 2008 to 2021.

Attributes, Skills and Qualifications:

Mr. Knowling holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. He was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.

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ALLISON LAWRENCE Age: 42 Director Since: 2023 Compensation Committee Independent	Professional Experience:

Ms. Lawrence serves as president of eCommerce in the tools and storage division at Stanley Black & Decker, Inc., where she has held progressive leadership roles since joining in 2003, most recently as business president, vice president and chief of staff to the chief executive officer. Ms. Lawrence leads the strategic expansion of online sales, direct-to consumer, digital media and merchandising initiatives at Stanley Black & Decker, Inc.

Ms. Lawrence also currently serves on the national board for A Better Chance, a non-profit organization dedicated to substantially increasing the number of well-educated young leaders of color who can assume leadership positions. Lawrence also serves as vice chair of the board of Hartford Hospital, one of the largest teaching hospitals in New England.

Attributes, Skills and Qualifications:

Ms. Lawrence holds a Bachelor of Science degree in marketing from Oklahoma State University. She also earned a Master of Business Administration from the University of Texas at Dallas. She was selected as a director because of her expertise in brand development, digital media and eCommerce.

LIZA MCFADDEN Age: 61 Director Since: 2017 Nominating and Corporate Governance Committee Chair Independent	Professional Experience:

Ms. McFadden founded LIZA and Partners LLC which provides consulting services for nonprofits and foundations. She is the inaugural recipient of the Women Who Mean Business Award in her hometown of Tallahassee for her community service and serves on the boards of Reading Partners, the Florida State Parks Foundation, Village Square and the Suwannee River Area Council Boy Scouts of America. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator and served in Governor Jeb Bush’s administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board.

Attributes, Skills and Qualifications:

Ms. McFadden holds an M.A. from Florida State University and a B.A. from Fitchburg State University. She was selected as a director because of her expertise in educational policy and programming for adults and children as well as her experience in working with local and state governments.

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JAMES J. RHYU Age: 53 Director Since: 2021 Stride, Inc. Chief Executive Officer	Professional Experience:

Mr. Rhyu joined us in June 2013, serving as the Company’s Chief Financial Officer until April 2020. In April 2020, he was appointed the Company’s President, Corporate Strategy, Marketing and Technology. In January 2021, Mr. Rhyu was appointed and currently serves as Chief Executive Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America.

Attributes, Skills and Qualifications:

Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.
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RALPH SMITH Age: 75 Director Since: 2023 Nominating and Corporate Governance Committee Independent	Professional Experience:

Mr. Smith currently serves as the Managing Director of The Campaign for Grade-Level Reading (“CGLR”), which he launched in May 2010 as a project of the Annie E. Casey Foundation. The CGLR supports a national network of 350+ communities in developing and implementing plans to ensure early school success for children of economically challenged families.

From 1994 to 2016, Mr. Smith served on the senior management team at the Annie E. Casey Foundation (“AECF”), first as Director of Planning and Development, then Senior Vice President, and Executive Vice President. At AECF, Mr. Smith led a comprehensive effort to assist local communities committed to improving economic and educational outcomes for families and children in disinvested communities across the nation. He also previously served on the board of directors of LeapFrog Enterprises, Inc. from 2005 to 2009. From 1983-1990, Mr. Smith served as Special Counsel and then as Chief of Staff and Chief Operating Officer for the School District of Philadelphia. From 1991-1993, he served as a senior advisor to Philadelphia’s mayor, focusing on children and family policy. Mr. Smith was a tenured member of the law faculty at the University of Pennsylvania, where he taught education law and policy, corporations, and securities regulation from 1975 to 1997.

Attributes, Skills and Qualifications:

Mr. Smith holds Bachelor of Arts degree from Loyola University of Los Angeles and a law degree from the University of California, Los Angeles. Mr. Smith was selected as a director because of his leadership experience in education and improving access to educational resources.

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JOSEPH A. VERBRUGGE Age: 54 Director Since: 2022 Compensation Committee Independent	Professional Experience:

Mr. Verbrugge has, since June 2022, served as Chief Commercial Officer of Sirius XM Holdings Inc. (“Sirius XM”), where he oversees all commercial activities focused on marketing, subscription revenue, automotive and streaming partnerships and retail product development and sales for various SiriusXM brands. Mr. Verbrugge has held various senior roles at SiriusXM since 2004, including Executive Vice President, Sirius XM Digital Subscriptions. He serves as a member of the board of directors of SiriusXM Canada, Inc. (previously, Toronto: XSR), and since July 2020 also serves as a member of the Board of Advisors for Georgetown University’s McDonough School of Business. From 1997 to 2004, Mr. Verbrugge worked as a management consultant with The Dealy Strategy Group LLC, where he advised senior leaders of media, technology and services companies on strategy, operations and transactions.

Attributes, Skills and Qualifications:

Mr. Verbrugge holds a doctorate in philosophy in management studies from University of Oxford, an M.B.A. from Georgetown University and a B.A. from the University of Michigan. Mr. Verbrugge was selected as a director because of his leadership experience in marketing, partnership development, strategy, operations and human resources.

Executive Officers
Set forth below is biographical information for each of our current executive officers who is not also a director.
DONNA BLACKMAN Age: 57 Chief Financial Officer	Professional Experience:

Ms. Blackman has served as the Company’s Chief Financial Officer since July 2022, and she previously served as the Company’s Chief Accounting Officer and Treasurer from May 2020 to June 2022. Prior to joining the Company, she served as the Senior Vice President of Business Operations at BET Networks from May 2017 to January 2019, where she oversaw finance, strategy, research, live events, security, facilities and operations. From July 2013 to May 2017, she held other senior roles at BET Networks, including Senior Vice President and Head of Finance, Senior Vice President, Financial Planning and Analysis and Senior Vice President Finance and Controller. Earlier in her career, Ms. Blackman worked for Marriott International and KPMG in a variety of leadership roles in accounting and finance. Ms. Blackman earned an MBA from the University of Maryland’s Robert H. Smith School of Business and a B.A. in Accounting from North Carolina State University and is a certified public accountant.

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VINCENT W. MATHIS Age: 59 Executive Vice President, General Counsel and Secretary	Professional Experience:

Mr. Mathis joined us in September 2018 and serves as Executive Vice President, General Counsel and Secretary. In this role, he has executive responsibility for providing comprehensive legal counsel for our business, including matters relating to securities, litigation, regulatory compliance, intellectual property, contracts and licensing and corporate governance. Mr. Mathis has more than 30 years of legal experience counseling diverse global businesses. Prior to joining the Company, Mr. Mathis served as Senior Vice President, Corporate Affairs, Corporate Secretary and Chief of Staff to the CEO at The AES Corporation where he earlier was Vice President and Deputy General Counsel. Prior to his roles at The AES Corporation, Mr. Mathis was an Executive Vice President and General Counsel at ContourGlobal, LLC, a private international energy company. Previously, Mr. Mathis worked for Venable, LLP, Shearman and Sterling, LLP and the United States Securities and Exchange Commission. Mr. Mathis formerly served on the board of directors of Indianapolis Power and Light Company Enterprises, Inc., AES Tietê Energia S.A. and AES Elpa S.A. In addition, he previously served on the board of directors at IPALCO Enterprises, Inc., DPL Inc. and The Dayton Power and Light Company and was Chairman of Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Mr. Mathis holds a J.D. from the University of Virginia and a B.A. in Economics and Political Science from The University of Richmond.

LES OTTOLENGHI Age: 61 Chief Information and Technology Officer	Professional Experience:

Mr. Ottolenghi joined us in June 2021 and serves as Chief Information and Technology Officer. In this role, he has executive responsibility for managing all aspects of the Company’s technology platform and strategy including the efficiency, reliability and security of our applications, infrastructure, processes and operations and curating the design and overall technology experience of Stride customers. Mr. Ottolenghi served on the board of directors, and as a member of the audit committee, of Bullpen Parlay Acquisition Company (NASDAQ: BPACU) from December 2021 until June 2023. Since 2020, he has served as an independent director on the board of directors of GoHunt, Inc. Prior to joining the Company, Mr. Ottolenghi served as chief information officer and Executive Vice President of Caesars Entertainment Corporation where he led the company’s digital business strategy, cloud computing and cybersecurity programs. Prior to that role, Mr. Ottolenghi was the chief information and innovation officer for the Las Vegas Sands Corporation. Mr. Ottolenghi holds an M.B.A. from Goizueta Business School at Emory University and a B.A. from Duke University.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Board Meetings; Attendance at Annual Meetings
Our Board met eight times in person or telephonically during fiscal 2023. Each director serving on the Board in fiscal 2023 attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Dr. Barrett and Mr. Rhyu were the only then-serving members of our Board to attend our 2022 annual meeting of stockholders. Our director attendance policy is included in our Corporate Governance Guidelines, which are available on our website at https://investors.stridelearning.com/governance.
Independence of Directors
Our Board has affirmatively determined that each of our non-employee directors is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the SEC. Mr. Rhyu is not independent under either NYSE or SEC rules because he is the Chief Executive Officer of the Company. If the nominees for the Board are duly elected at the Annual Meeting, then each of our directors, other than Mr. Rhyu, will serve as an independent director.
Committees
The standing committees of our Board are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The specific functions and responsibilities of each committee are set forth in its charter, which is available on the Company’s web site at https://investors.stridelearning.com/governance and is also available in print to any stockholder who requests it.
As of the date of this Proxy Statement, membership on the committees of the Board is as follows:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Aida M. Alvarez			X
Craig R. Barrett
Robert L. Cohen	X		X
Steven B. Fink	Chair	X
Robert E. Knowling, Jr.	X	Chair
Allison Lawrence		X
Liza McFadden			Chair
James J. Rhyu
Ralph Smith			X
Joseph A. Verbrugge		X
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AUDIT COMMITTEE
Members: Messrs. Cohen, Fink (Chair) and Knowling

Number of Meetings: 11, excluding informal meetings throughout the year

Independence and Qualifications: The Board has determined that each of Messrs. Cohen, Fink and Knowling qualifies as independent under the listing standards of the NYSE and SEC regulations and that each of Messrs. Cohen, Fink and Knowling is an “audit committee financial expert” as defined by the SEC.

Responsibilities: The Audit Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board, each of whom satisfies the requirements of independence and financial literacy. Under its charter, the responsibilities of the Audit Committee include, among other things:

•	selecting annually an independent registered public accounting firm, including responsibility for the compensation, retention and oversight of the independent registered public accounting firm;
•
discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting and applicable requirements regarding auditor independence;

•	reviewing and recommending to the Board that the audited financial statements of the Company be included in our Annual Report on Form 10-K;
•	reviewing and discussing with management quarterly financial statements, earnings press releases and other financial information or earnings guidance provided to analysts and rating agencies;
•	reviewing and discussing with management significant accounting matters and disclosures;
•
discussing with management and assessing the Company’s policies with respect to risk assessment and risk management, including the Company’s information technology, privacy and data security risks as informed by semi-annual presentations to the Committee; and

•
discussing with management the Company’s significant financial risk exposure, including, but not limited to, those associated with the Company’s posture regarding environmental, social, and governance matters, and the actions management has taken to limit, monitor or control such measures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other public companies at the same time as they serve on our Audit Committee.

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COMPENSATION COMMITTEE
Members: Messrs. Fink, Knowling (Chair) and Verbrugge and Ms. Lawrence

Number of Meetings: 5

Independence and Qualifications: The Board has determined that each of Messrs. Fink, Knowling and Verbrugge and Ms. Lawrence qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Compensation Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

•	reviewing the compensation strategy of our Company;
•
reviewing, approving and recommending corporate goals and objectives relating to the compensation of our CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board our CEO’s total compensation;

•
reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;
•	performing such duties and exercising such authority as may be assigned by the Board, including under the terms of our equity incentive and bonus plans; and
•	reviewing and, if applicable, discussing with management the Company’s programs and practices for human capital management, including diversity and inclusion and internal pay and promotions equity.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Mses. Alvarez and McFadden (Chair) and Messrs. Cohen and Smith

Number of Meetings: 4

Independence and Qualifications: The Board has determined that each of Mses. Alvarez and McFadden and Messrs. Cohen and Smith qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Nominating and Corporate Governance Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

• recommending to the Board nominees to stand for election at the annual meeting of stockholders and recommending individuals to fill vacancies on the Board;
•
reviewing the performance of each current director and overseeing the Board in the Board’s annual review of its performance (including its composition and organization) and the performance of management;

• reviewing the Board committee structure and recommending to the Board the directors to serve as members of each committee;
• making recommendations to the Board regarding governance matters; and
• recommending to the Board any proposed change to the Corporate Governance Guidelines.

The director nomination process and the factors considered by the committee when reviewing candidates are described below in “Director Nomination Process.”

The Nominating and Corporate Governance Committee also assists the Board in its oversight of the Company’s environmental, social and governance (“ESG”) programs, including the Company’s policies and practices concerning corporate social responsibility and environmental sustainability.

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Director Nomination Process
The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board:
•	personal and professional integrity, ethics, values and leadership skills;
•
experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, accounting, operations, governance, executive compensation, cybersecurity and other elements relevant to the success of the Company in today’s business environment;

•	experience in the Company’s industry and political environment and an understanding of the relevant social and public policy issues facing the Company’s business, strategy and product offerings;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and, if applicable, committee meetings;
•	potential conflicts of interest with the candidate’s other professional and personal pursuits;
•	experience as a board member of another publicly traded company;
•	academic or policy expertise in an area of the Company’s operations;
•	practical and mature business judgment, including the ability to make independent analytical inquiries; and
•	diversity of the Board, which includes gender, racial and ethnic diversity, as well as a diversity of backgrounds and experiences.
The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess a mix of the appropriate backgrounds, gender, race, perspectives, skills and expertise to oversee the Company’s business. Our ten-member Board has one Hispanic director, one Asian American director, three African American directors and three female directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the Corporate Secretary of the Company at Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.
On the recommendation of the Nominating and Corporate Governance Committee, Ms. Lawrence and Mr. Smith were appointed to the Board in March 2023. Accordingly, they are each standing for election as a director for the first time. A third-party search firm was hired to identify director candidates, and this firm identified Ms. Lawrence to the Nominating and Corporate Governance Committee, which evaluated her and recommended that she be appointed to the Board. Members of our Board, including management and non-management directors, identified Mr. Smith to the Nominating and Corporate Governance Committee, which evaluated him and recommended that he be appointed to the Board.
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Communications with Directors
Stockholders and other interested parties may communicate directly with our Board, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board or an individual director, or our management or independent advisors and will determine whether any response is necessary.
Board Leadership Structure
Our Board is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into, and oversight of, the operations, management and strategic issues of the Company. The Board has evaluated its leadership structure and continues to believe that the current leadership structure is appropriate and provides effective independent oversight, and that Mr. Rhyu should serve as Chief Executive Officer and that Dr. Barrett should serve as Chair of the Board.
Chief Executive Officer. Our Board elects a Chief Executive Officer who is responsible for the strategic direction and day-to-day leadership and performance of the Company, subject to the overall direction and supervision of the Board and its committees. The Chief Executive Officer is responsible for developing our culture and overall Company vision, managing, overseeing and evaluating the executive officers and other key employees that report directly to the CEO and serving as the principal external spokesperson for the Company.
Chair of the Board. Our Board elects a chair from among the directors and determines whether to separate or combine the roles of Chair and CEO based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances and this determination is communicated to stockholders. A Lead Independent Director is appointed by the Board to serve in such role at any time that the Chair of the Board is not independent. The Board may also designate a Lead Independent Director at such other times as the Board deems appropriate and may modify its leadership structure in the future as it deems appropriate. The determination to elect Dr. Barrett as Chair of the Board was based on a number of factors that made him particularly well-suited for the role. These factors included his prior positions as Chairman, CEO and COO of Intel Corporation and his prior service as our Lead Independent Director, along with his understanding of the Company’s business, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Dr. Barrett to provide strong and effective leadership to the Board and to ensure that the Board is informed of important issues.
Role and Responsibilities of the Chair of the Board:
•
In consultation with our CEO, the Chair of the Board sets the agenda for the regular and special meetings of the Board, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board.

•	As an independent director serving as Chair of the Board, Dr. Barrett’s role includes facilitating communications between the CEO and the independent directors and the committees of the Board.
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•
Dr. Barrett serves as the liaison between the Board and the CEO, thereby giving guidance to management in meeting the objectives set by the Board and monitoring compliance with corporate governance policies, including regarding risk management.

•
Additionally, Dr. Barrett serves as a liaison between the Board and stockholders, has the authority to call meetings of the independent directors and chairs executive sessions of the Board during which no members of management are present. Dr. Barrett may also provide input on the structure or design of the Board itself, typically considered through the Board’s Nominating and Corporate Governance Committee.

Executive Sessions of the Board. Our Board holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board. The independent directors also may meet without management present at other times as requested by any independent director. As Chair of the Board, Dr. Barrett chairs the executive sessions of the Board.
Risk Oversight
Our Board believes full and open communication with management is essential for effective enterprise risk management and oversight. Members of the Board discuss strategy and risks facing the Company with our CEO and our senior management at meetings of the Board, or when members of our Board seek to raise and focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements, or information technology cybersecurity protections and preparedness. Because our CEO and Chair of the Board set the agenda for Board meetings, each functional division of the Company can identify and bring to the Board’s or Board committees’ attention risk-related topics that may require added focus, which have included: evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, information security and succession planning. Our CEO also periodically presents to the Board on the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.
Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces and applying the Company’s disclosure controls and procedures, while our Board, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2023, the Audit Committee continued to work directly with a major independent accounting firm to support the Company’s internal audit function in risk management. This combination provides us with the focus, scope, expertise, alignment and continuous attention necessary for effective risk management and disclosures.
While our Board is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:
The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity and operations risk and discusses with management the Company’s policies with respect to those matters. Our internal audit department prepares risk management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The reports to the Audit Committee also include an evaluation by our Chief Information and Technology Officer regarding the security of our information systems and the initiatives we undertake to continually assess vulnerabilities and take preventative measures. The Audit Committee reports on our cybersecurity measures in its regular reports to the Board. In addition, the Audit Committee assists the Board in the oversight of legal risk management. A Legal Compliance and Ethics Committee
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(consisting of senior management members) maintains a Legal Compliance and Ethics Program, which includes a Chief Compliance Officer. The Legal Compliance and Ethics Committee provides reports to the Audit Committee on the Company’s legal risks and compliance-related matters in the schools we serve and at the corporate level.
Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 55.
Finally, our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure, or design, of the Board, succession planning and corporate governance.
The Board committees may retain independent counsel, experts or advisors as provided for in their charters, and the Board as a whole has access to such advisors and such other independent advisors that the Company retains or that the Board considers necessary to discharge its responsibilities, including in connection with risk oversight.
Compensation of Non-Employee Directors
In fiscal 2023, pursuant to our Amended Non-Employee Directors Compensation Plan (“Directors Compensation Plan”), our non-employee directors were eligible to receive annual cash retainers for service on our Board and assigned committees and restricted stock awards. Mr. Davis, our then Executive Chair, and Mr. Rhyu, our CEO, received no additional compensation for their service on our Board.
Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $70,000, the Lead Independent Director, if applicable, receives an additional $25,000, the non-executive Chair of the Board, if applicable, receives an additional $100,000 and each non-employee director receives an additional amount for each committee on which the non-employee director serves, as shown below:
	Additional Cash Retainer
Committee	Chair	Member
Audit Committee	$35,000	$10,000
Compensation Committee	$15,000(1)	$5,000
Nominating and Corporate Governance Committee	$10,000(2)	$5,000
(1)	Effective July 28, 2023, the Board increased the annual cash retainer for the chair of the Compensation Committee to $25,000.
(2)	Effective July 28, 2023, the Board increased the annual cash retainer for the chair of the Nominating and Corporate Governance Committee to $15,000.
In December 2022, each non-employee director received an annual restricted stock award valued at $200,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully on the earlier of (a) one year from the date of grant, or (b) the date of the next annual meeting of our stockholders occurring after the date of grant. In addition, the restricted stock awards vest on an accelerated basis upon a non-employee director’s termination of service by reason of death, disability or upon a change in control of the Company. The annual cash retainer, including the committee fees, and the annual restricted stock awards may be deferred in the form of deferred stock units under our Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”).
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In connection with their appointment to the Board on March 27, 2023, Ms. Lawrence and Mr. Smith each received an annual restricted stock award equivalent to $200,000, prorated for the period from the date of appointment to December 31, 2023. They will also be eligible for the cash compensation as provided in our Directors Compensation Plan.
Fiscal 2023 Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2023, including amounts that were deferred under the Directors Deferred Compensation Plan:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Aida M. Alvarez(2)	75,000	200,000	275,000
Craig R. Barrett(3)	153,750	200,000	353,750
Robert L. Cohen(4)	87,500	200,000	287,500
Steven B. Fink(5)	110,000	200,000	310,000
Victoria D. Harker(6)	42,500	—	42,500
Robert E. Knowling, Jr.(7)	100,583	200,000	300,583
Allison Lawrence(8)	19,792	139,739	159,531
Liza McFadden(9)	82,500	200,000	282,500
Ralph Smith(10)	9,896	149,625	159,521
Joseph A. Verbrugge(11)	72,500	259,021	331,521
(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. On December 9, 2022, each non-employee director who held such position at the beginning of the calendar year, was eligible to receive a restricted stock award as discussed above. Ms. McFadden, Mr. Knowling and Mr. Verbrugge elected to receive their awards in deferred stock units under the Directors Deferred Compensation Plan. Additionally, Ms. Lawrence elected to receive her initial award in deferred stock units, Mr. Smith elected to receive his initial award partially in deferred stock units, and Mr. Verbrugge elected to receive his initial award partially in deferred stock units. Mr. Smith has also elected to receive a portion of his board compensation in deferred stock units.

(2)	As of June 30, 2023, Ms. Alvarez held 6,171 unvested restricted shares.
(3)	As of June 30, 2023, Mr. Barrett held 6,171 unvested restricted shares.
(4)	As of June 30, 2023, Mr. Cohen held 6,171 unvested restricted shares.
(5)	As of June 30, 2023, Mr. Fink held 6,171 unvested restricted shares.
(6)
Ms. Harker was not nominated for reelection at the Company’s 2022 Annual Meeting of Stockholders reflecting her desire to cease service on our Board on December 9, 2022. The amount shown represents a pro-rated portion of Ms. Harker’s annual retainer based on her partial year of service. As of June 30, 2023, Ms. Harker held no unvested equity awards.

(7)	As of June 30, 2023, Mr. Knowling held 6,171 unvested deferred stock units.
(8)	As of June 30, 2023, Ms. Lawrence held 3,535 unvested deferred stock units.
(9)	As of June 30, 2023, Ms. McFadden held 6,171 unvested deferred stock units.
(10)	As of June 30, 2023, Mr. Smith held 884 unvested restricted shares and 2,907 unvested deferred stock units.
(11)	As of June 30, 2023, Mr. Verbrugge held 6,171 unvested deferred stock units.
Please see the Security Ownership of Certain Beneficial Owners and Management table below for additional information on the beneficial ownership of our Common Stock by each of our directors.
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Director Stock Ownership Guidelines
The Company encourages each director to purchase shares of our Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our stockholders. To reinforce this objective, we maintain minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, non-employee directors must hold shares of our Common Stock equal to the lesser of: (i) three times the annual cash retainer or (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin service on our Board, whichever date is later. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with this policy or are within the period to accumulate the specified level of ownership.
Deferred Compensation Plan for Non-Employee Directors
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their cash and equity compensation for service on our Board. In the case of a deferral of an equity award, the non-employee director is granted an equal amount of deferred stock units in lieu of restricted shares. Deferred stock units granted in lieu of a restricted stock award are subject to the same vesting requirements or other restrictions that would have applied to such restricted stock award.
In the case of a deferral of cash compensation, the non-employee director receives a number of deferred stock units equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our Common Stock on the date that the cash compensation would have been paid but for the deferral. Deferred stock units credited in lieu of cash compensation are fully vested.
Deferred stock units generally become payable, in a lump sum, within 90 days of the date the director no longer serves on our Board. Deferred stock units are settled in shares of our Common Stock or cash, at the Company’s discretion.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term and to achieve its educational mission. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board enhances the Company’s corporate governance practices. The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at https://investors.stridelearning.com/governance.
Our corporate governance and business conduct best practices include:
•	regular executive sessions of non-management directors;
•	independent directors except our CEO;
•	a Chair of the Board who is an independent director;
•	an over-boarding policy limiting other board service;
•	non-employee director and executive officer stock ownership guidelines; and
•	a policy prohibiting hedging, pledging and short sales of our securities.
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We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.
Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board, will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chair of the Audit Committee, may participate in any approval of a related party transaction to which he or she is a related party. The Board or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or non-employee director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Material related party transactions are required to be disclosed to the full Board. Additionally, pursuant to the terms of our related party transaction policy, all related party transactions are required to be disclosed in our applicable filings with the SEC, to the extent required by applicable SEC rules and regulations. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related party transactions that must be pre-approved under our related party transactions policy.
Compensation Committee Interlocks and Insider Participation
During all or a portion of fiscal 2023, Messrs. Fink, Knowling and Verbrugge and Mses. Harker and Lawrence served on our Compensation Committee. During fiscal 2023, there were no interlocking relationships existing between members of our Board and our Compensation Committee and members of the board of directors or the compensation committee of any other company. During fiscal 2023, no members of the Compensation Committee were current or former officers of the Company or were employees of the Company and no members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Audit Committee Report
In accordance with a written charter adopted by the Board, the Audit Committee, or the “Committee,” assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.
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In this context, the Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2023, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 16, 2023.
Members of the Audit Committee

Steven B. Fink (Chair)
Robert L. Cohen
Robert E. Knowling, Jr.
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
Independent Registered Public Accounting Firm Fees and Services
BDO USA, P.C. (“BDO USA”) was the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2023 and June 30, 2022. BDO USA has billed the Company the following fees for professional services rendered in respect of fiscal 2023 and fiscal 2022:
	2023	2022
Audit Fees	$1,404,000	$1,146,628
Audit-Related Fees	$47,120	$47,362
Tax Fees	—	—
All Other Fees	—	—
Total	$1,451,120	$1,193,990
Audit Fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal 2023 and fiscal 2022, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other
26

professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2023 and fiscal 2022 were for professional services associated with audits of certain managed schools and other minor matters.
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2023 and fiscal 2022 were pre-approved by the Audit Committee.
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RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2)
The Audit Committee has appointed BDO USA, P.C. (“BDO USA”) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2024. Although ratification is not required by law, our Board believes that our stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if our stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders, if any.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024.
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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 3)
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2023 compensation of our NEOs, as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables that follow for additional details about our executive compensation program, including information about the fiscal 2023 compensation of our NEOs, our engagement with stockholders in fiscal 2023 relating to our compensation program and the responsive actions we have taken in and subsequent to fiscal 2023.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion is hereby APPROVED.”
The Say-on-Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns. Subject to the voting results on Proposal 4 below, we expect to hold our next Say-on-Pay vote at our 2024 annual meeting of stockholders.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the compensation of our NEOs.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 4)
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with a non-binding advisory vote on whether future advisory votes to approve executive compensation of the nature reflected in Proposal 3 above should occur every one year, two years or three years.
Stockholders voted on a similar proposal in 2017, with the majority expressing a preference to hold the Say-on-Pay vote every year. You may indicate your preferred Say-on-Pay frequency by choosing the option of one year, two years or three years when you cast your vote in response to this Proposal 4, or you may abstain from voting.
Stockholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote on Say-on-Frequency is non-binding on the Company and the Board, although the Board will carefully consider the outcome of the vote. Notwithstanding the outcome of the vote or the Board’s recommendation, the Board may decide to conduct future advisory votes to approve named executive officer compensation on a more or less frequent basis. It may also vary its practice based upon certain factors, including discussions with the Company's stockholders, material changes to the Company’s executive compensation programs and/or any other factors that the Board reasonably deems to be appropriate.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the recommended frequency of future advisory votes to approve named executive officer compensation. In the event that no frequency option is approved, the Board will take into consideration the option that received the most votes when deciding the frequency of future advisory votes to approve named executive officer compensation.
OUR BOARD RECOMMENDS YOU VOTE FOR “ONE YEAR” AS THE RECOMMENDED FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
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STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING
(Proposal 5)
Megan Sweeney, on behalf of the Service Employees International Union Pension Plans Master Trust (the “Proponent”), P.O. Box 22650, Lehigh Valley, PA 18002-2650, has advised that the Proponent holds more than $25,000 of the Company’s Common Stock, and that the Proponent intends to send a representative to introduce a proposal regarding a report on lobbying by the Company (the “Proposal”) for the consideration of stockholders at the Annual Meeting, the text of which is included below. The Company is not responsible for the accuracy or content of the Proposal provided below, which in accordance with SEC rules, is reproduced verbatim as received from the Proponent.
Stockholder Proposal:
Resolved, shareholders of Stride Inc. (“Stride”) request the preparation of a report, updated annually, disclosing:
1.	Company policies and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Stride used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Stride’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Stride is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state, and federal levels.
The report shall be presented to the Nominating and Corporate Governance Committee and posted on Stride’s website.
Supporting Statement
Corporate lobbying activities can create regulatory, reputational and legal risks for companies and their investors. Stride has increased its lobbying more than ten-fold since 2018.1 This figure does not include state and local lobbying, where Stride also lobbies but disclosure is uneven or absent. A 2016 report in Education Week noted that Stride (formerly known as K12, Inc.) made the “vast majority” of expenditures by the virtual schooling sector, a level of spending one expert characterized as “strangely high for lobbying on education issues.”2
1	See https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2018&id=D000044946 and https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2022&id=D000044946
2	https://www.edweek.org/policy-politics/outsized-influence-online-charters-bring-lobbying-a-game-to-states/2016/11
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A 2019 article reported that Stride worked with a 501(c)(4) organization, the National Coalition for Public School Options, to lobby state officials and discourage oversight and accountability for poor educational outcomes.3 Stride makes no disclosure regarding such relationships, or indirect lobbying through social welfare organizations more generally.
Finally, Stride is involved with the American Legislative Exchange Council (“ALEC”), the controversial 501(c)(3) organization that drafts model legislation—“wish lists for special interests,” according to some experts—and promoted “stand your ground” state laws. Stride’s Vice President of Government Affairs is a former Chairman and current member of ALEC’s Private Enterprise Advisory Council.4 Many companies, including AT&T, Verizon, and Honeywell, have ceased involvement with ALEC in recent years following criticism of its model bills.5
Stride makes no disclosure, beyond that mandated by law, of its lobbying expenditures and oversight processes. The disclosure requested by this proposal would allow shareholders to evaluate the risks associated with Stride’s management of its lobbying activities.
The Board’s Statement in Opposition
Our Board has considered this stockholder proposal and concluded that its adoption is unnecessary in light of the Company’s existing disclosure regarding lobbying activities and expenditures and is not in the best interests of our stockholders. Accordingly, the Board unanimously recommends you vote “AGAINST” Proposal 5 for the following reasons.
We are committed to complying with our values, our internal policies and all applicable laws when engaging in any type of lobbying or political activity. While the Company supports and practices transparency and accountability in political spending, the Board believes that the disclosures recommended by Proposal 5 are unnecessary in light of the Company’s existing internal policies regarding oversight of lobbying activities and expenditures, the current public availability of much of the information requested by Proposal 5, and the potential concerns related to enhanced disclosures.
The Company participates in the U.S. political process to the benefit of its stakeholders.
The Board believes it is in the best interests of our stockholders for the Company to participate in the political process. We are highly regulated by both U.S. state and federal laws. The Company’s Senior Vice President and Chief Public Affairs Officer oversees our participation in the U.S. political process, the Company’s compliance with federal, state and local laws governing lobbying activities and campaign contributions and the Company’s expenditures made to trade associations and other nonprofits engaged in public policy advocacy.
The authority to provide educational services to a virtual or blended public school is dependent on the laws and regulations of each state, which vary significantly from one state to the next and are constantly evolving. Additionally, our curriculum and educational services are often governed and overseen by non-profits or local or state education agencies, such as independent public charter school boards, local school districts or state education authorities. Certain federal laws also govern the day-to-day educational services we provide. As a result, the Company has a responsibility to our customers, stockholders and other stakeholders to be an active participant in the political process, to inform policy and decision makers of our views on issues and to develop and maintain strong working relationships with governmental decision makers.
3	https://www.the74million.org/article/3-states-tried-to-shutter-failing-for-profit-online-charter-schools-a-suspicious-pattern-of-allegationsccusations-and-legal-complaints-quickly-follow
4	See https://www.alec.org/article/emergency-crisis-remote-learning-is-not-virtual-schooling/ and
https://alec.org/person/don-lee
5	https://theintercept.com/2018/11/29/alec-corporate-funders-charles-koch/
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The Company actively reviews and discusses existing and upcoming policy changes and regulatory initiatives and takes part in industry dialogue and lobbying efforts related to those issues that are of high importance to the Company’s success and the concerns of the stakeholders. While the Proponent implies that lobbying exposes our Company to risks, we believe that the failure to engage in critical public policy developments that impact our business would present a far greater risk to stockholders’ interests as well as to those of our stakeholders.
The Company already provides substantial disclosure regarding its lobbying expenditures.
Political activities of all types are subject to extensive governmental regulation and public disclosure requirements, and the Company is fully committed to complying with all applicable U.S. state and federal laws governing its political and lobbying activities. The Board believes this disclosure provides our stockholders and the general public with insights into our lobbying activities. Specifically, the Company, through its agents:
•
files regular, publicly available reports with the U.S. House of Representatives and the U.S. Senate disclosing overall federal lobbying expenses, the specific legislative and regulatory issues that were the subject of the Company’s federal lobbying efforts, the houses of Congress and federal agencies lobbied by the Company and the names of those individuals lobbying on behalf of the Company; and

•	files regular, publicly available reports with state and municipal agencies, which disclose the Company’s lobbying activities and expenditures according to pertinent state laws and municipal codes.
Providing additional disclosure of the Company’s lobbying expenditures would not be in the best interests of the Company or its stockholders.
The expanded disclosure requested by this Proposal 5 could place the Company at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and employees. Because parties with interests adverse to the Company also participate in the political process to their business advantage, any unilateral expansion of our disclosure could benefit those parties with interests adverse to the Company, while harming the interests of the Company and its stockholders.
Additionally, requiring the Company to specifically disclose payments made to industry associations may be misleading to stockholders. Membership in these associations comes with the understanding that we may not always agree with all of the positions of the associations or other members of such groups. As a result, such disclosure is not necessarily indicative of our position on any particular issue.
For the reasons set forth above, the Board believes that the adoption of Proposal 5 is unnecessary, would not provide any meaningful benefit to stockholders and is not in the best interests of our stockholders.
OUR BOARD RECOMMENDS YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING.
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SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 16, 2023, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each NEO and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s voting securities. As of October 16, 2023, 43,344,347 shares of our Common Stock were outstanding.
Unless otherwise noted, the address for each director and executive officer is c/o Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190.
	Shares Beneficially Owned(1)
	Shares of Common Stock	Percent
James J. Rhyu(2)	612,475	1.41%
Donna Blackman(3)	71,605	*
Vincent W. Mathis(4)	52,780	*
Les Ottolenghi(5)	66,907	*
Nathaniel A. Davis(6)	1,078,408	2.49%
Aida M. Alvarez(7)	38,479	*
Craig R. Barrett(8)	74,128	*
Robert L. Cohen(9)	26,635	*
Steven B. Fink(10)	170,286	*
Robert E. Knowling, Jr.(11)	34,446	*
Allison Lawrence(12)	3,535	*
Liza McFadden(13)	36,927	*
Ralph Smith(14)	4,250	*
Joseph A. Verbrugge(15)	7,529	*
All Directors and Executive Officers as a Group (13 persons)(16)	1,199,982	2.76%
BlackRock, Inc.(17)	6,633,681	15.30%
The Vanguard Group(18)	4,743,708	10.94%
Dimensional Fund Advisors(19)	3,143,232	7.25%
*	Denotes less than 1%.
(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 16, 2023 and not subject to repurchase as of that date. Shares issuable pursuant to options and deferred stock units are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	Includes 222,207 unvested shares of restricted Common Stock that are subject to forfeiture.
(3)	Includes 57,526 unvested shares of restricted Common Stock that are subject to forfeiture.
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(4)	Includes 34,676 unvested shares of restricted Common Stock that are subject to forfeiture.
(5)	Includes 46,302 unvested shares of restricted Common Stock that are subject to forfeiture.
(6)	Based solely on publicly available filings with the SEC, including the Form 4 filed on August 16, 2022.
(7)	Includes 6,171 unvested shares of restricted Common Stock that are subject to forfeiture.
(8)	Includes 6,171 unvested shares of restricted Common Stock that are subject to forfeiture.
(9)	Includes 6,171 unvested shares of restricted Common Stock that are subject to forfeiture.
(10)	Includes 6,171 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.
(11)	Includes 6,171 deferred stock units that are subject to forfeiture.
(12)	Includes 3,535 deferred stock units that are subject to forfeiture.
(13)	Includes 6,171 deferred stock units that are subject to forfeiture.
(14)	Includes 884 unvested shares of restricted Common Stock and 3,366 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(15)	Includes 6,171 deferred stock units that are subject to forfeiture.
(16)	Includes 386,279 unvested shares of restricted Common Stock and 25,414 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(17)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 7, 2023. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(18)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(19)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 10, 2023. The address for Dimensional Fund Advisors, LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

35

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section sets forth the objectives and elements of our executive compensation program, describes the related processes of our Compensation Committee (the “Committee”) and discusses the compensation earned or received by and paid to our named executive officers (our “NEOs”) for fiscal 2023. For fiscal 2023, our NEOs were:
Named Executive Officer	Role
James J. Rhyu	Chief Executive Officer (our “CEO”)
Nathaniel A. Davis	Former Executive Chair (our “Executive Chair”)(1)
Donna Blackman	Chief Financial Officer
Vincent W. Mathis	Executive Vice President, General Counsel and Secretary
Les Ottolenghi	Chief Information and Technology Officer
(1)
Effective September 30, 2022, Mr. Davis stepped down from his position as Executive Chair of the Company and as a member of the Board. Upon his retirement, Mr. Davis became entitled to the benefits upon a termination by reason of our election not to renew the term of his employment agreement, as described in the section “Potential Payments Upon Termination or Change in Control—Employment Agreements” below.

Executive Summary
Fiscal 2023 Overview — Where We Are Today
The Company delivered strong financial and operational performance during fiscal 2023. Despite inflationary headwinds, we achieved our seventh straight year of revenue growth and delivered record profitability. Increased awareness, acceptance, and demand for our online educational solutions led to increased in-year enrollments and, coupled with increased retention, resulted in the first time we finished the school year with more enrollments than we started with. We believe that our business remains uniquely positioned to help the academic community by offering a seamless education experience for students, families and school districts, as the world continues to change. We remain committed to achieving the fiscal 2025 financial targets we outlined in our November 2020 Investor Day.
From our inception in 1999, we have offered online curriculum, instructional support services, and products and software that are designed to facilitate individualized learning for students in kindergarten through 12th grade. While the impact of the COVID-19 pandemic has resulted in an unprecedented transformation in the academic landscape, we remain committed to fulfilling our educational mission of helping students reach their potential through personalized learning and inspired teaching. In recent years, we have expanded these offerings to address the nation’s growing skills and labor gap with new programs in Career Learning and acquisitions in the Adult Learning market.
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Fiscal 2023 Business Highlights
We ended fiscal 2023 with strong financial performance. The Committee believes that performance-based compensation incentivizes our executive officers to promote the overall success of our business and aligns managements’ interests with those of our stockholders. Consistent with this philosophy, we reward our executive officers for great performance relative to our key financial and operational metrics that drive stockholder value.
Fiscal 2023 highlights include:
•
Strong Operating Performance. We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and long-term incentive performance awards and delivered solid results for the year. The following table illustrates our strong financial performance for fiscal 2023 (in millions).

Metric	Fiscal 2023 Actual Performance	Fiscal 2022 Actual Performance	Percentage Increase over Fiscal 2022
Revenue	$1,837.4	$1,686.7	8.9%
Adjusted EBITDA	$296.2	$273.1	8.5%
Please refer to the discussion titled “Fiscal 2023 Executive Compensation Program in Detail” beginning on page 47 for a discussion of how Adjusted EBITDA, a non-GAAP financial measure, is calculated. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measures is provided in Appendix A.
•
Expanding Our Career Learning Offering. We continued to build upon our Career Learning offering. We delivered our middle and high school offering to more than 66 thousand students, and we see continued growth in our adult learning revenue. Career Learning offerings delivered $706.0 million in revenue, up 71% from fiscal 2022. Our Career Learning offering expansions resulted in Career Learning revenue growth of 175% from fiscal 2021 to fiscal 2023.

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Fiscal 2023 Financial Results

REVENUE
'000's
1,900.0
1,650.0
1,400.0
1,150.0
900.0
750.0
500.0
250.0
9.8%
8.9%
2021
2022
2023

'000's
CAREER LEARNING REVENUE
700.0
650.0
600.0
550.0
500.0
450.0
400.0
350.0
300.0
250.0
200.0
150.0
100.0
50.0
60.9%
71%
2021
2022
2023

ADJUSTED EBITDA
'000's
300.0
250.0
200.0
150.0
100.0
50.0
13.8%
8.5%
2021
2022
2023

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Fiscal 2023 Executive Compensation Program
Our executive compensation program for fiscal 2023 largely retained the same design used in fiscal 2022, except that the Committee decided to adjust the performance-based metrics under the long-term incentive compensation plan, as described further below under “Long-Term Incentive Compensation.”
•
Market Driven Base Salary Increases. Our executives received base salary increases based on an assessment of pay levels in our compensation peer group and to ensure internal equity alignment and, in the case of Ms. Blackman, due to her promotion.

•
Annual Bonus Payouts Tied to Strong Financial Performance. For purposes of our Executive Bonus Plan, our executive officers’ performance for fiscal 2023 was, consistent with the fiscal 2022 design, measured based on the attainment of two metrics: revenue and Adjusted EBITDA (with each metric equally weighted). Bonus payments to our executive officers were to be paid at 50% of an individual’s target bonus if threshold performance was achieved, target bonus was to be earned if target performance was achieved, and there was the ability to earn up to 200% of target bonus if the maximum outperform performance level was achieved. Results between performance levels were to be interpolated linearly. Performance on both metrics, revenue and Adjusted EBITDA, exceeded the target performance level for fiscal 2023.

•
Long-Term Incentives Weighted Towards Performance-Based Awards. With respect to our long-term incentive compensation awards, 60% of the total annual equity award value granted to our NEOs was granted as performance stock unit (“PSU”) awards tied to three-year performance metrics related to financial performance (operating income) and stock price growth, and the remaining 40% was granted as restricted stock awards (“RSAs”) with back-loaded, semi-annual vesting over three years, consistent with fiscal 2022. As with our Executive Bonus Plan, threshold, target and outperform performance levels were established with award earning potential for our executive officers at 50%, 100%, and 200% of the target award payouts, respectively.

Compensation Mix
The following charts illustrate the target total direct compensation mix of our CEO and our other NEOs for fiscal 2023, excluding our Executive Chair. These charts show that a majority of our NEOs’ target total direct compensation was performance-based (61% for our CEO and an average of 57% for our other NEOs).

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Good Governance Practices
We employ certain executive compensation policies and practices to align our executive officers’ compensation with stockholder interests. Listed below are those compensation policies and practices we employ and certain policies and practices we do not employ because we believe they would not serve the long-term interests of our stockholders.
What We Do		What We Don’t Do
✔
Pay for Performance. A significant portion of our executive officers’ target total compensation is not guaranteed but is linked to our financial and operational performance. In fiscal 2023, in the case of our CEO, 61% of his potential compensation (defined as target total compensation) was performance-based, while 39% was retention-oriented. As for our other NEOs (excluding our Executive Chair), on average, 57% of their potential compensation was performance-based, while 43% was retention-oriented.
✘
No Guaranteed Bonuses or Equity Awards. We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards (other than retention-based equity awards) on measurable performance factors and operational results.

✔
Align Compensation to Growth in Stockholder Value. A portion of our multi-year performance-based compensation program is tied to growth in our stock price which directly aligns to stockholder interests.
✘
No Excessive Executive Perquisites. We provide nominal perquisites to our executive officers, which are limited to supplemental long-term disability and life insurance premiums, the opportunity to receive a Company-paid physical examination and, when appropriate, reimbursement of relocation expenses and temporary housing expenses.

✔
Establish Performance Goals Aligned to Business Strategy. Our Executive Bonus Plan and long-term equity incentive program utilize performance-based goals that the Committee believes are rigorous and challenging.
		✘	No Tax Reimbursements or Gross-Ups. We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change in control payments or benefits.
✔	Target Pay Competitively. We seek to target compensation within a competitive range of our compensation peer group and seek to deliver greater compensation only for superior performance.	✘	No Pension or Supplemental Retirement Plans. We do not provide retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.
✔
Use Meaningful Vesting Conditions to Promote Retention. Performance-based equity awards under our long-term equity incentive program are earned and vest only to the extent that the applicable performance targets are attained and remain subject to additional time-based vesting thereafter to encourage retention if the performance period is less than three years. Generally, time-based RSAs vest over three years, with greater vesting in years two and three to further promote retention.
		✘	No Repricing of Stock Options without Stockholder Approval. Our 2016 Equity Incentive Award Plan expressly prohibits repricing of options, and we can only do so with stockholder approval.
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What We Do		What We Don’t Do
✔
Carefully Consider Stockholder Input. We regularly seek and engage in dialogue with our stockholders on executive compensation matters. Ongoing enhancements to our executive compensation program are influenced by these discussions.
✘
No Increase in Shares Under Equity Plan without Stockholder Approval. Our 2016 Equity Incentive Award Plan does not contain an “evergreen” provision to increase the number of shares of Common Stock available for awards each year. Any increase to the number of shares available requires stockholder approval.

✔
Maintain a Compensation Recovery (“Clawback”) Policy. We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct occurs. We have also adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by The New York Stock Exchange, which provides for the mandatory recovery of certain erroneously awarded incentive compensation from our executive officers in the event of an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws.
✘
No Non-Performance Based “Single Trigger” Change in Control Payments. We maintain a “double trigger” vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also generally requires a qualifying termination of employment.

✔
Require Mandatory Stock Ownership. All of our executive officers and our non-employee directors are required to maintain a minimum ownership level of our Common Stock. These minimum share ownership requirements are five times base salary for our CEO and three times base salary for all other executive officers.
✘
No Hedging or Pledging. Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Equity Incentive Award Plan prohibits pledging of any award granted under the plan unless otherwise permitted by the plan Administrator.

✔
Perform Competitive Market Analysis. The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions. These reviews are done semi-annually.

✔	Analyze Compensation Program Risk. We review our executive and other compensation programs annually to ensure that they do not encourage excessive or unnecessary risk taking.
Say-on-Pay Results and Stockholder Engagement
At our 2022 annual meeting of stockholders, approximately 97% of the votes cast (excluding abstentions and broker non-votes) voted to approve the compensation of our NEOs for fiscal 2022. The Committee believes this advisory vote affirmed stockholder support of actions taken with respect to executive compensation for fiscal 2022, and, therefore, the Committee did not fundamentally change the executive compensation program in fiscal 2023. However, even with this high level of support, the Committee continues to consider and, where appropriate, implement additional changes in our executive compensation program in an effort to further enhance the effectiveness of such program and the competitiveness of our pay relative to our peers, and to continue to align compensation with the interests of our stockholders. The Committee will continue
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to consider the outcome of our annual say-on-pay votes when making future compensation decisions for our executives, and the Company will continue to engage with and seek feedback from our stockholders to understand their views on our executive compensation program.
As a part of our commitment to ongoing stockholder engagement, twice during fiscal 2023 we invited our top 35 stockholders representing more than 75% of shares outstanding to speak with the Chief Financial Officer, General Counsel, Chief Human Resources Officer, VP of Investor Relations, and the Compensation Committee Chair. Four of our significant stockholders accepted this invitation and met with company representatives to discuss various topics, including executive compensation.
What Guides Our Program
Our Principles-Based Philosophy
Our executive compensation program is guided by basic principles that we seek to incorporate in our executive pay practices:

Link Compensation to Performance and Stockholder Interests
Compensation levels should reflect actual performance, consistent with our business strategy, and be aligned with stockholder interests. Compensation programs should also reflect best practices and stockholder input.

Engage Independent Compensation Consultant	The Committee engages an independent compensation consultant to inform the Committee and evaluate the alignment of pay and performance relative to our compensation peer group, and compensation risk.
Maintain Competitive Compensation Levels	Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executive officers.
Reflect our Industry Circumstances and Unique Business	We strive to tailor our executive compensation program to take account of the interests of our stockholders and the industry as we execute on our long-term strategy.
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Pay Versus Performance
Our performance assessment framework and executive compensation program is designed to link pay and performance in the following ways:
Metric	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices, retention, internal parity, experience and critical skills.	Provide an annual income necessary to retain our executive officers.
Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of target annual cash compensation to attaining pre-established performance goals.	Focus our executive officers on attaining financial and strategic performance objectives from year to year.
Long-Term Incentives
Time-based restricted stock awards: Encourage retention of our executive officers by vesting over three years.

Performance-based restricted stock unit awards: Performance targets are established based on meaningful and rigorous metrics that drive stockholder value. No awards will be earned if performance fails to achieve threshold performance level.
Enhance retention of key executive officers who drive consistent performance. Motivate and reward our executive officers for achievement of long-term goals that increase stockholder value.
Other Compensation
Our executive officers may participate in benefit programs on the same terms as our other employees, such as health and welfare benefit plans, a 401(k) plan, life insurance, and executive life and disability plans.

Our executive officers may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings but receive no additional Company contributions.

Premiums for executive life and disability insurance benefits are paid by the Company.
Provides benefits having high perceived values and offers tax advantages.
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Compensation-Setting Process

Role of the Committee
The Committee is responsible for overseeing our executive compensation program, as specified in its charter. The Committee’s role includes:
•	Determining and recommending the compensation for our CEO and non-employee Directors, subject to approval by the independent members of our Board.
•	Evaluating and approving our CEO’s recommendations for the compensation of our executive officers (other than our CEO).
•	Proposing revisions to the Committee’s charter for our Board’s approval to ensure compliance with SEC regulations and NYSE listing standards.
•
Examining management’s performance around ESG efforts including, but not limited to, diversity and inclusion at all levels of the Company and employee policies that drive the Company’s involvement in the community.

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In performing its responsibilities with respect to approving the compensation of our executive officers (other than our CEO), the Committee considers a number of factors. These factors include advice from its compensation consultant, market data regarding the compensation practices of competitors and other relevant companies, advice from outside legal counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO and an assessment of the outstanding equity holdings of our executive officers. The Committee also takes into account feedback from different stakeholders, including stockholders and proxy advisory firms.
Role of Senior Management
Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our executive compensation program. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions and administering executive compensation plans such as our Executive Bonus Plan and long-term incentive compensation awards. Our CEO provides information on the individual performance of our NEOs and other executive officers and makes recommendations to the Committee on compensation levels (other than his own compensation). Our CEO is not present when the Committee discusses and determines recommendations regarding our CEO’s compensation.
Role of Compensation Consultant
The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2023, the Committee continued to retain Compensia, a national compensation consulting firm, as its compensation consultant. Compensia’s work for the Committee included, among other services, a review and update of the compensation peer group, a subsequent executive compensation market analysis based on an assessment of the compensation practices of the companies in the compensation peer group and companies in adjacent industries, a review and analysis of the compensation of the non-employee members of our Board and a review and report on the risk profile of our executive compensation program. Compensia also provides the Committee with assessments of the Company’s executive compensation practices and makes recommendations based on best practices. In addition, Compensia meets on a frequent basis with the Chair of the Committee to discuss a host of compensation matters, including, but not limited to, compensation strategy, trends and to review the policies and viewpoints of the major proxy advisory firms. Compensia reports directly to the Committee, which will annually review its performance, independence and fees. In fiscal 2023, the Committee assessed Compensia’s independence and concluded that Compensia’s work for the Committee did not raise any conflict of interest.
Assessing Competitive Market Data
The Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a select group of peer companies.
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For purposes of reviewing and updating the compensation peer group for fiscal 2023, Compensia engaged in discussions with the Committee about the peer selection process and additional discussions with management. In evaluating the composition of our compensation peer group for fiscal 2023, the Committee considered the following primary factors which are intended to identify a reasonable group of peers from a number of related industry sectors for consideration in our unique situation, where there are, at present, no other publicly traded providers of online and blended schools in the kindergarten through 12th grade market:
•	Industry and business focus – companies in the education services, software and human resources or employment services sectors;
•
Revenue – companies with revenue ranging from approximately 0.4x to approximately 3.0x the Company’s last four quarters revenue (which produced a target range of approximately $650 million to $4.9 billion);

•
Market capitalization – companies with market capitalizations ranging from approximately 0.25x to approximately 7.0x the Company’s market capitalization (which produced a target range of approximately $365 million to $10.2 billion);

•	Companies with subscription business models;
•	Companies in industries suggested by members of the executive team;
•	Companies in the gaming/artificial intelligence industries; and
•	Companies that are peers of companies that have selected Stride as a peer.
Based on these criteria and the informed judgment of the Committee, six companies were removed from the then-current compensation peer group (Stitch Fix, WW International, CornerStone OnDemand, Houghton Mifflin Harcourt Company, j2 Global and Proofpoint) and six companies were added to the peer group (Avaya Holdings, iHeartMedia, Teradata, TrueBlue, Yelp and Ziff Davis) to better align with the Company’s ongoing business focus.
Accordingly, the Committee approved the following compensation peer group for fiscal 2023:
2U	Graham Holdings Company	Strategic Education
ACI Worldwide	iHeartMedia	Teradata
Adtalem Global Education	Kforce	TrueBlue
Avaya Holdings	Laureate Education	Yelp
Blackbaud	Perdoceo Education	Ziff Davis
Chegg	Scholastic
At the beginning of fiscal 2023, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in the peer group. The Committee used data drawn from the companies in our compensation peer group to evaluate the competitive market when reviewing and adjusting the target total direct compensation packages for our NEOs, other than our Executive Chair, including annual base salary, target annual bonus opportunities and long-term incentive compensation opportunities, for fiscal 2023. The Committee did not review the Executive Chair’s compensation package for market competitiveness, given his anticipated retirement at the end of September 2022.
The Committee reviews our compensation peer group regularly and makes adjustments to its composition annually, taking into account changes in both our business and the businesses of the companies in the peer group.
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Fiscal 2023 Executive Compensation Program in Detail
Base Salary
The base salaries for our NEOs are generally set at levels deemed necessary to attract and retain individuals with superior talent, while taking into account the target total direct compensation package provided to each NEO. Base salaries are reviewed annually by the Committee and are adjusted from time to time as deemed necessary in conjunction with recommendations made by our CEO, to ensure that our executive compensation program remains aligned with our compensation objectives and retention of critical talent. Compensation adjustments for our CEO are recommended by the Committee and reviewed and approved by the independent members of our Board.
In considering base salary adjustments for fiscal 2023 in August 2022, the Committee reviewed a competitive market assessment of executive compensation levels prepared by Compensia, which showed that the base salary level of our CEO was below the 50th percentile of our compensation peer group, and the base salary level of our other NEOs, on average, approximated the 60th percentile of our compensation peer group. The Committee also reviewed tally sheets which detailed the historical pay for each NEO. The Compensation Committee recommended, and the independent members of our Board approved, an increase to the base salary of our CEO to bring it further into line with the 60th percentile of our compensation peer group. Our other NEOs also received increases in base salary to ensure internal equity alignment and, in the case of Ms. Blackman, due to her promotion, to bring her base salary further into line with the 50th percentile of our compensation peer group. Mr. Davis did not receive a base salary increase during fiscal 2023 due to his anticipated retirement.
The annual base salaries of our NEOs for fiscal 2023 as set in August 2022 were as follows:
Named Executive Officer	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary	Percentage Increase
James J. Rhyu	$800,000	$850,000	6.3%
Nathaniel A. Davis	$500,000	$500,000	—
Donna Blackman	$325,000	$525,000	61.5%
Vincent W. Mathis	$470,000	$500,000	6.4%
Les Ottolenghi	$420,000	$475,000	13.1%
Annual Incentive Compensation
Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs’ target total cash compensation is “at risk.” For the fiscal 2023 Executive Bonus Plan, the Committee selected two corporate performance management objectives (“PMOs”) – revenue and Adjusted EBITDA – for the plan which are the key metrics for gauging our profitability and growth, which ultimately enhances stockholder value.
Target Annual Bonus Opportunities
Target annual bonus opportunities for our NEOs are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide market-competitive target total cash compensation opportunities. Following its review of a competitive market assessment of executive compensation levels prepared by Compensia, the Committee approved, or in the case of our CEO recommended to the independent members of our Board for approval, an increase to Ms. Blackman’s and Mr. Ottolenghi’s target annual bonus opportunity, as set forth in the table below, and determined to leave the target annual bonus opportunities of our
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other NEOs (other than Mr. Davis) at their fiscal 2022 levels. In the case of Ms. Blackman, the increase reflected her promotion to CFO in July 2022. The Committee did not approve a target annual bonus opportunity for Mr. Davis for fiscal 2023 due to his anticipated retirement.
The target annual bonus opportunities for our NEOs for fiscal 2023 as set in August 2022 were as follows (Mr. Davis was not eligible for an annual bonus due to his retirement):
Named Executive Officer	Fiscal 2023 Target Annual Bonus Opportunity (as a percentage of base salary)	Fiscal 2022 Target Annual Bonus Opportunity (as a percentage of base salary)
James J. Rhyu	150%	150%
Nathaniel Davis	N/A	150%
Donna Blackman	100%	50%
Vincent W. Mathis	80%	80%
Les Ottolenghi	80%	60%
Goal Setting Process and Rationale
The Committee spends considerable time evaluating the appropriate corporate PMOs to be included in our Executive Bonus Plan each fiscal year. After such evaluation for fiscal 2023, the Committee determined that it was appropriate to continue to use revenue and Adjusted EBITDA, each equally weighted, as the corporate PMOs for the fiscal 2023 Executive Bonus Plan, consistent with the approach in fiscal 2022.
Category	Corresponding Metric
Profitability	Adjusted EBITDA
Growth	Revenue
In setting performance levels for each metric, the Committee remained committed to establishing rigorous performance goals to ensure alignment of realized pay amounts with our actual corporate performance. After careful consideration, the Committee set the target performance levels for the revenue and Adjusted EBITDA metrics at $1,780.0 million and $286.6 million, respectively. For fiscal 2023, the threshold performance level for the revenue metric was set at our actual results for fiscal 2022, while the threshold performance level for the Adjusted EBITDA metric was set just below our fiscal 2022 actual results in recognition of the impact of inflation on structural costs.
Payouts under the fiscal 2023 Executive Bonus Plan for our NEOs were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus the efforts of our NEOs on improving Company performance and increasing stockholder value.
Fiscal 2023 Executive Bonus Plan Formula:

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Performance Results
The corporate PMOs under our fiscal 2023 Executive Bonus Plan are set forth in the table below. Each PMO provided our NEOs with the opportunity to earn an above target award for that PMO in the event the Company exceeds the pre-established performance level for the PMO, but also provided for no awards below minimum thresholds of performance. Achievement of a PMO at the threshold level resulted in a payout at 50% of the target level, and achievement at the “outperform” level resulted in a payout at 200% of the target level. Performance between levels was extrapolated on a straight-line basis. In July 2023, the Committee reviewed our achievement against these corporate PMOs, with the results as follows (in millions):
Metric	Weighting	Performance Level (Threshold)	Performance Level (Target)	Performance Level (Outperform)	Actual Results	Payment Percentage
Revenue(1)	50%	$1,686.7	$1,780.0	$1,958.0	$1,837.4	132%
Adjusted EBITDA(2)	50%	$272.3	$286.6	$315.3	$296.2	134%
Overall Weighted Payment Percentage						133%
(1)
For purposes of the fiscal 2023 Executive Bonus Plan, “revenue” may be adjusted at the Committee’s discretion for any unusual, non-recurring event that were separately identified and quantified in our financial statements. No adjustments were made to revenue for purposes of determining results under the fiscal 2023 Executive Bonus Plan.

(2)
For purposes of the fiscal 2023 Executive Bonus Plan, “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, less stock-based compensation, and subject to adjustment in the Committee’s discretion for any acquisition-related charges and/or any unusual, non-recurring gain or loss that was separately identified and quantified in our financial statements. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A.

Fiscal 2023 Executive Bonus Plan Payments
The following table sets forth, for each NEO, the Committee’s approved annual bonus award under our fiscal 2023 Executive Bonus Plan based upon performance against the corporate PMOs.
Named Executive Officer	Revenue Achievement (50% Weighting)	Adjusted EBITDA Achievement (50% Weighting)	Percentage of Target Annual Bonus Earned (%)	Bonus Amount ($)
James J. Rhyu	132%	134%	133%	$1,695,886
Donna Blackman	132%	134%	133%	$698,306
Vincent W. Mathis	132%	134%	133%	$532,043
Les Ottolenghi	132%	134%	133%	$505,440
Long-Term Incentive Compensation
We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders. Consistent with our redesigned long-term incentive compensation program launched in fiscal 2022, the Committee weighted the fiscal 2023 long-term incentive compensation awards for our NEOs to be 60% performance-based and continued the use of three-year performance metrics for our performance-based long-term incentive awards, and 40% time-based restricted stock awards.
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Fiscal Year 2023 Long-Term Incentive Awards
The Committee considered various factors in determining award levels for each NEO, including competitive market data drawn from our compensation peer group, analysis prepared by Compensia, and our executive retention objectives. The following table sets forth the target award values for our NEOs for fiscal 2023 and the resulting number of shares of Common Stock subject to each type of award. Mr. Davis did not receive any equity awards in fiscal 2023 due to his retirement. The awards granted to our CEO were recommended by the Committee and reviewed and approved by the independent members of our Board.
Named Executive Officer	Target Annual Equity Award Value[1]	Time-Based Shares - RSAs (#)[3]	Performance-Based Shares - PSUs[1]
			Threshold (#)	Target (#)	Outperform (#)
James J. Rhyu	$7,000,000	77,860	58,395	116,790	233,580
Donna Blackman[2]	$2,500,000	27,800	20,855	41,710	83,420
Vincent W. Mathis	$1,500,000	16,680	12,510	25,020	50,040
Les Ottolenghi	$1,250,000	13,900	10,425	20,850	41,700
(1)
The Committee determined the number of shares underlying the RSAs and target number of PSUs by dividing the target award value shown in the table above by the fair market value of our common stock on August 12, 2022, the date on which the RSAs were granted. The PSUs were not granted by the Committee until September 6, 2022, but the target award value in the table above was still divided by the fair market value of our common stock on August 12, 2022 to determine the number of PSUs awarded, consistent with the methodology for the RSAs. As a result, the aggregate target award value reflected in the table above differs from the grant date fair values reported in the Summary Compensation Table below.

(2)
With respect to Ms. Blackman, the value of her fiscal 2023 equity award represented both an amount (i) reflecting her promotion to CFO in July 2022 and (ii) an amount consistent with our annual equity awards.

(3)
The RSAs granted to our NEOs for fiscal 2023 vest subject to our standard vesting schedule, which is semi-annually over a three-year period, with 20% of the shares of our Common Stock subject to the awards vesting in the first year and 40% vesting in each of the next two years following the grant date.

Fiscal Year 2023 PSU Award Performance Metrics. As set forth in the table below, the PSU awards granted to our NEOs for fiscal 2023 are to be earned based on two performance metrics: operating income, a metric tied to financial performance, and stock price performance associated with established levels of compound annual growth rate (“CAGR”), as the Committee believes this combination best reflect a means for monitoring our executive officers’ execution of our long-term strategy aimed at delivering greater value to stockholders and ensuring a strong alignment between management and our stockholders. Each metric is to be measured at the end of a three-year performance period and weighted equally. Any earned shares will be immediately vested upon the attainment of the performance metric at the end of the three-year performance period. For each metric, below threshold performance will result in no vesting for the corresponding portion of the PSUs.
Metric	Weighting	Performance Level (Threshold) 50% Payout	Performance Level (Target) 100% Payout	Performance Level (Outperform) 200% Payout
FY 2025 Operating Income	50%	$156.6 million	$172.3 million	$203.6 million
Stock Price CAGR	50%	10% CAGR	20% CAGR	40% CAGR
•
Operating Income Metric (50% weighting). For purposes of the PSUs, operating income is defined as operating income as determined in accordance with GAAP, excluding the stock-based compensation expense associated with any long-term equity incentive

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awards granted by the Committee during fiscal 2023. In addition, operating income may, at the Committee’s discretion, exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements. Operating income will be measured over fiscal year 2025 for purposes of the fiscal 2023 PSUs. Financial achievement falling between the specified levels will be interpolated linearly between performance levels for the operating income metric.
For the fiscal 2023 PSUs, the Committee initially retained gross margin percentage as the financial performance metric. However, in October 2022, the Committee determined it was necessary to re-evaluate whether gross margin percentage was the optimal performance metric to incentivize management and align their interests with those of our stockholders. The Committee reviewed a market and peer group analysis prepared by Compensia, the Committee’s independent compensation consultant, which indicated that operating income is a performance metric commonly used by our peers and by technology companies in their executive compensation programs. In addition, the use of operating income in our long-term incentive program avoids duplicating metrics used in our short-term incentive (annual bonus) plan, which helps to further diversify the performance metrics used to measure and reward executive and Company performance in our compensation programs. Following this review, the Committee determined that operating income would replace gross margin percentage as a performance metric for the fiscal 2023 PSU awards, effective October 28, 2022.
•
Stock Price CAGR Metric (50% weighting). The other metric used for PSUs granted to NEOs is related to our stock price CAGR as measured at the end of the three-year performance period. The starting point for these calculations will be equal to the average closing stock price over the 20 calendar days preceding the grant date of the award. Performance against the stock price portion of the PSU award will be assessed as of September 15, 2025 (or the next following date if September 15, 2025 is a non-trading day) and will be based on the average closing stock price over the preceding 20 calendar days. Achievement falling between the specified levels will be interpolated linearly between performance levels for the stock price CAGR metric, measured at 2.5% intervals between performance levels.

Other Compensation
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any payout under our Executive Bonus Plan until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth in our “Fiscal 2023 Non-Qualified Deferred Compensation Table” below.
Defined Contribution Plan
We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain
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limitations imposed by the Internal Revenue Code. The Company makes matching contributions to the 401(k) plan equal to $0.50 for each dollar of a participant’s contributions on the first 5% of eligible base salary that they contribute each pay period, subject to certain statutory limits.
Employee Benefits and Perquisites
Our NEOs participate in the same medical, dental, vision, disability, and life insurance plans that are available to all employees. We provide our NEOs with certain perquisites and other personal benefits, which we do not consider to be a significant component of our executive compensation program but recognize to be an important factor in attracting and retaining talented executive officers. We pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executive officers for their relocation expenses when appropriate and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers due to their relatively low cost and the value they provide in assisting us in attracting and retaining talented executive officers. None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits.
The value of the perquisites and other personal benefits we provided to each of our NEOs in fiscal 2023 is set forth in our “Fiscal 2023 Summary Compensation Table” below.
Severance and Change in Control Arrangements
We consider severance arrangements to be an integral part of the overall compensation package for our executive officers. We provide severance to attract and retain individuals with superior ability and managerial talent and to provide our executive officers with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or other acquisition of the Company and encourage our executive officers to focus their attention on their work duties and responsibilities in all situations.
We believe that providing our NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our compensation peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.
We are party to an employment letter with Mr. Rhyu (that was most recently amended and restated on February 25, 2022). For more information about this employment arrangement and the severance provisions thereunder, see “Employment Letter Agreement with Mr. Rhyu” below.
Our other NEOs (other than Mr. Davis, who retired in September 2022) are generally entitled to receive severance payments and benefits upon a qualifying termination of employment under the Company’s severance guidelines and individual change in control severance agreements, as described under “Severance Guidelines for Other Named Executive Officers” and “Change in Control Arrangements with Other Named Executive Officers,” respectively, below.
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Other Executive Compensation Practices and Policies
Equity Award Grant Policy
We do not have any program, plan, or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. Neither our Board nor the Committee seek to time the grant of equity awards based on potential movement of our stock price.
Stock Ownership Policy
We maintain a stock ownership policy that is designed to ensure that our executive officers hold a significant equity stake in the Company to align their interests with those of our stockholders. Our stock ownership policy requires our CEO and Executive Chair to each maintain ownership of our Common Stock having a value equal to five times their base salary, and all other executive officers to maintain ownership of our Common Stock having a value equal to three times their base salary. Our executive officers have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs are in compliance with this policy or are still within the five-year period to accumulate the specified level of ownership.
Role	Ownership Requirement
CEO and Executive Chair	5.0x base salary
Chief Financial Officer	3.0x base salary
Other Executive Officers	3.0x base salary
Compensation Recovery (“Clawback”) Policy
We have adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the New York Stock Exchange, which provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Insider Trading, Anti-Hedging Policy, and Anti-Pledging Prohibition
We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including Common Stock, options to purchase shares of Common Stock, preferred stock and any other type of security that the Company may issue or that relates to the Company’s securities. Company employees (including executive officers), non-employee directors, and consultants are prohibited from purchasing Common Stock on margin or engaging in transactions, in puts, calls, or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, our 2016 Equity Incentive Award Plan prohibits the pledging of any award granted under the plan unless otherwise determined by the plan Administrator.
Risk Assessment and Mitigation of Compensation Policies and Practices
Consistent with SEC regulations, we periodically evaluate the risk profile associated with our Company’s executive and other compensation programs. In fiscal 2023, the Committee engaged Compensia to review our Company’s existing executive compensation program and assess
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whether our executive compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation program and concluded that our executive compensation program contains a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation recovery (“clawback”) policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity compensation program, a succession plan for key executives and stock ownership policies for our non-employee directors and executive officers. Similarly, management conducted an analysis of non-executive compensation policies and practices.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company’s ability to effectively identify and manage risks. We believe we have effective internal controls.
Accounting for Stock-Based Compensation
FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring our executive compensation program and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
This report is provided by the following independent directors, who comprise the Committee:
Members of the Compensation Committee Robert E. Knowling, Jr. (Chair) Steven B. Fink Allison Lawrence Joseph A. Verbrugge
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
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COMPENSATION TABLES
Fiscal 2023 Summary Compensation Table
The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2023, 2022, and 2021.
Name	Fiscal Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James J. Rhyu Chief Executive Officer	2023	$880,769	—	$7,146,186	$1,695,886	$14,892	$9,737,733
	2022	$784,615	—	$5,056,893	$1,834,683	$15,803	$7,691,994
	2021	628,404	—	$2,499,642	$1,575,123	$12,941	$4,716,110
Nathaniel A. Davis Former Executive Chair	2023	$153,846	—	—	—	$25,697	$179,543
	2022	$500,000	—	$999,853	$1,146,677	$13,696	$2,660,226
	2021	$769,365	—	$2,999,828	$2,236,521	$11,843	$6,017,557
Donna Blackman Chief Financial Officer	2023	$534,423	—	$2,551,925	$698,306	$13,192	$3,797,846
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	2023	$518,077	—	$1,530,933	$532,043	$15,818	$2,596,871
	2022	$466,154	—	$1,263,865	$574,867	$14,698	$2,319,584
	2021	$443,846	—	$799,638	$712,000	$11,538	$1,967,022
Les Ottolenghi Chief Information and Technology Officer	2023	$491,154	—	$1,275,777	$505,440	$8,280	$2,280,651
	2022	$420,000	$37,500	$758,389	$385,283	$7,128	$1,608,300
(1)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the portion of the performance-based stock awards granted during fiscal 2023 tied to gross margin percentage, amounts are shown based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance. For the portion of the performance-based stock awards granted during fiscal year 2023 tied to stock price CAGR, amounts are shown based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $38.77; a three-year continuously compounded equivalent risk-free rate of 3.49%; an expected stock price volatility of 55%; a dividend yield of 0%; and an expected term of approximately three years.

For the portion of the performance-based stock awards granted during fiscal 2022 tied to gross margin percentage, amounts are shown based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance. For the portion of the performance-based stock awards granted during fiscal year 2022 tied to stock price CAGR, amounts are shown based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $35.62; a three-year continuously compounded equivalent risk-free rate of 0.44%; an expected stock price volatility of 55%; a dividend yield of 0%; and an expected term of approximately three years.
The grant date fair values of the performance-based stock awards granted in fiscal 2021 were calculated based on the probable outcome of the applicable performance condition as determined at the date of grant, which was determined to be the target level of performance in each case. Refer to Note 9, “Equity Incentive Plan,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.
On October 28, 2022, the Compensation Committee voted to change the metric related to the performance-based stock awards granted during fiscal 2023. Instead of being measured against gross margin percentage, recipients would earn these awards based on operating income metrics. This resulted in a change to the fair market value from $38.77 to $33.16 per share. The revised values above for each NEO would be as follows: Mr. Rhyu: $9,410,137, Ms. Blackman: $3,680,850, Mr. Mathis: $2,526,690, and Mr. Ottolenghi: $2,222,167.
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If “maximum” performance is assumed for the performance-based stock awards granted to our NEOs during fiscal 2023, the total grant date value (as revised for the change in metric above) of such performance-based stock awards for each NEO would be as follows: Mr. Rhyu: $5,955,122, Ms. Blackman: $2,126,793, Mr. Mathis: $1,275,770, and Mr. Ottolenghi: $1,063,142.
(2)	All amounts are reported in the fiscal year earned, regardless of when they are paid.
(3)
The amounts in this column for fiscal year 2023 consist of 401(k) plan matching contributions, Company-paid life insurance, long-term disability premiums and, with respect to Mr. Davis only, vacation payouts.

Fiscal 2023 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2023. The equity awards described in the following table were granted under our 2016 Equity Incentive Award Plan. Mr. Davis did not receive any grants of plan-based awards in fiscal 2023.
Name	Grant Date	Estimated Possible Payouts under Nonequity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Rhyu Chief Executive Officer	—	637,500	1,275,000	2,550,000	—	—	—	—	—
	9/6/2022(2)		—	—	29,198	58,395	116,790	—	2,263,974
	9/6/2022(3)		—	—	29,198	58,395	116,790	—	2,082,366
	8/12/2022(4)		—	—	—	—	—	77,860	2,799,846
Donna Blackman Chief Financial Officer	—	262,500	525,000	1,050,000	—	—	—	—	—
	9/6/2022(2)		—	—	10,428	20,855	41,710	—	808,548
	9/6/2022(3)		—	—	10,428	20,855	41,710	—	743,689
	8/12/2022(4)		—	—	—	—	—	27,800	999,688
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	200,000	400,000	800,000	—	—	—	—	—
	9/6/2022(2)		—	—	6,255	12,510	25,020	—	485,013
	9/6/2022(3)		—	—	6,255	12,510	25,020	—	446,107
	8/12/2022(4)		—	—	—	—	—	16,680	599,813
Les Ottolenghi Chief Information and Technology Officer	—	190,000	380,000	760,000	—	—	—	—	—
	9/6/2022(2)		—	—	5,213	10,425	20,850	—	404,177
	9/6/2022(3)		—	—	5,213	10,425	20,850	—	371,756
	8/12/2022(4)		—	—	—	—	—	13,900	499,844
(1)
Represents the threshold target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2023 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see “Fiscal 2023 Executive Compensation Program in Detail —Target Annual Bonus Opportunities” above.

(2)
Represents PSUs that will be earned based on the attainment of gross margin percentage objectives for the three-year performance period. On October 28, 2022, the Compensation Committee voted to change the metric related to the performance-based stock awards granted during fiscal 2023. Instead of being measured against gross margin percentage, recipients would earn these awards based on operating income metrics. This resulted in a change to the fair market value from $38.77 to $33.16 per share. The revised values above for each NEO would be as follows: Mr. Rhyu: $1,936,378, Ms. Blackman: $691,552, Mr. Mathis: $414,832, and Mr. Ottolenghi: $345,693.

(3)	Represents PSUs that will be earned based on the attainment of stock price CAGR objectives for the three-year performance period.
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(4)	Represents RSAs vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.
(5)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 1 to the Summary Compensation Table above for more information.

Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2023. The section titled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards granted in fiscal 2023 set forth in this table. The payout and market values below are based upon the price per share of our Common Stock on June 30, 2023 of $37.23. Mr. Davis did not hold any equity awards as of June 30, 2023.
	Stock Awards
Name	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James J. Rhyu Chief Executive Officer			136,500(1)	5,081,895
	42,110(2)	1,567,755	—	—
	42,110(3)	1,567,755	—	—
	58,395(4)	2,174,046	—	—
	58,395(5)	2,174,046	—	—
Donna Blackman Chief Financial Officer			26,364(6)	981,532
	1,680(2)	62,546	—	—
	1,680(3)	62,546	—	—
	20,855(4)	776,432	—	—
	20,855(5)	776,432	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary			29,139(7)	1,084,845
	10,525(2)	391,846	—	—
	10,525(3)	391,846	—	—
	12,510(4)	465,747	—	—
	12,510(5)	465,747	—	—
Les Ottolenghi Chief Information and Technology Officer			32,186(8)	1,198,285
	6,315(2)	235,107	—	—
	6,315(3)	235,107	—	—
	10,425(5)	388,123	—	—
	10,425(4)	388,123	—	—
(1)	Mr. Rhyu’s outstanding RSAs vest as follows, subject to his continued employment through the applicable vesting date:
•	4,918 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The shares were deemed earned in early fiscal 2022. 4,918 shares vested on August 6, 2023;
•	2,219 shares vested on August 12, 2023;
•	13,461 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The shares were deemed earned in January 2022. 13,461 shares will vest on January 26, 2024;
•	6,072 shares vested on July 26, 2023 and 6,072 shares will vest on January 26, 2024;
•	11,228 shares vested on August 13, 2023 and 22,456 shares will vest semi-annually in two equal installments beginning on February 13, 2024; and
•	7,786 shares vested on August 12, 2023 and 62,288 shares will vest semi-annually in four equal installments beginning on February 12, 2024.
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(2)
Represents PSUs that will be earned based on the attainment of gross margin percentage measured at the end of fiscal 2024. The number of shares reflected in the table above is based on target achievement levels.

(3)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the beginning of fiscal 2025. The number of shares reflected in the table above is based on target achievement levels.

(4)
Represents PSUs that will be earned based on the attainment of operating income measured at the end of fiscal 2025. The number of shares reflected in the table above is based on target achievement levels.

(5)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the beginning of fiscal 2026. The number of shares reflected in the table above is based on target achievement levels.

(6)	Ms. Blackman’s outstanding RSAs vest as follows, subject to her continued employment through the applicable vesting date:
•	448 shares vested on August 13, 2023 and 896 shares will vest semi-annually in two equal installments beginning on February 13, 2024; and
•	2,780 shares vested on August 12, 2023 and 22,240 shares will vest semi-annually in four equal installments beginning on February 12, 2024.
(7)	Mr. Mathis’ outstanding RSAs vest as follows, subject to his continued employment through the applicable vesting date:
•	3,934 restricted shares represent performance-based restricted stock granted to Mr. Mathis in fiscal 2021. The shares were deemed earned in early fiscal 2022. 3,934 shares vested on August 5, 2023;
•	1,775 shares vested on August 12, 2023;
•	2,806 shares vested on August 13, 2023 and 5,612 shares will vest semi-annually in two equal installments beginning on February 13, 2024; and
•	1,668 shares vested on August 12, 2023 and 13,344 shares will vest semi-annually in four equal installments beginning on February 12, 2024.
(8)	Mr. Ottolenghi’s outstanding RSAs vest as follows, subject to his continued employment through the applicable vesting date:
•	14,624 shares will vest semi-annually in two equal installments beginning on December 15, 2023;
•	1,684 shares vested on August 13, 2023 and 3,368 shares will vest semi-annually in two equal installments beginning on February 13, 2024; and
•	1,390 shares vested on August 12, 2023, and 11,120 shares will vest semi-annually in four equal installments beginning on February 12, 2024.
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Fiscal 2023 Option Exercises and Stock Vested Table
The following table provides information about the value realized by our NEOs as a result of the vesting of RSAs during the fiscal year ended June 30, 2023. None of our NEOs exercised any stock options during the fiscal year ended June 30, 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James J. Rhyu	79,826	3,179,256
Nathaniel A. Davis	346,025	12,867,409
Donna Blackman	11,452	430,055
Vincent W. Mathis	20,445	809,080
Les Ottolenghi	18,540	685,016
(1)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing market price of our Common Stock on the date of vesting.
Fiscal 2023 Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to amounts deferred by the NEOs during the fiscal year ended June 30, 2023, under our Deferred Compensation Plan, which is discussed in more detail in the Compensation Discussion and Analysis above.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
James J. Rhyu	268,276	—	147,554	(46,743)	1,247,115
Nathaniel A. Davis	—	—	—	—	—
Donna Blackman	157,826	—	8,834	—	187,294
Vincent W. Mathis	—	—	8,689	—	221,102
Les Ottolenghi	—	—	—	—	—
(1)	All contributions have been previously reported within the Summary Compensation Table.
Potential Payments upon Termination or Change in Control
We have entered into an employment agreement with Mr. Rhyu (that was most recently amended and restated by an amended and restated employment letter dated February 25, 2022) that provides for severance payments and benefits upon certain terminations of employment, including enhanced benefits following a change in control of the Company. Our remaining NEOs (other than Mr. Davis) are also entitled to certain payments and benefits upon certain terminations of employment, including enhanced benefits following a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs (other than Mr. Davis), are described in more detail below.
In connection with Mr. Davis’ retirement as Executive Chair and as a member of the Board on September 30, 2022, and our election not to renew the term of his employment agreement,
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Mr. Davis’ outstanding time-based equity awards became fully vested as of the date of his retirement, pursuant to the terms of his employment agreement. Such benefits were contingent on Mr. Davis executing (and not revoking) a general release of claims in favor of the Company. Consistent with the terms of his employment agreement, Mr. Davis did not receive any cash severance payments or other severance benefits in connection with his retirement.
The table below sets forth each of Mr. Davis’ unvested time-based equity awards that became fully vested upon his retirement on September 30, 2022 and the value of each award on such date. Such time-based equity awards were the only equity awards Mr. Davis held on the date of his retirement.
Grant Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
08/14/2020	14,535	599,278
08/14/2020	13,114	540,690
(1)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing market price of our Common Stock on October 3, 2022.
Employment Letter Agreement with Mr. Rhyu
In connection with his appointment as our CEO, we entered into a letter agreement with Mr. Rhyu in January 2021 pursuant to which Mr. Rhyu serves as our CEO, which was subsequently amended and restated on February 25, 2022. Under the amended and restated letter agreement, Mr. Rhyu is entitled to an annual base salary of $800,000 and has a target annual bonus opportunity equal to 150% of his annual base salary. In addition, Mr. Rhyu is entitled to annual awards under our equity incentive award plans and programs as in effect from time to time. In connection with his appointment as our CEO, Mr. Rhyu received a one-time RSA valued at $1,500,000.
Under the amended and restated employment letter, in the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) continued payment of his annual base salary for a period of 24 months; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) continued health benefits at Company expense for a period of 12 months following his date of termination; and (iv) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executive officers of the Company.
In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, in either case, within two years following a change in control of the Company, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) a lump sum cash payment equal to two times his base salary; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) a prorated annual bonus for the year of termination based on Mr. Rhyu’s target annual bonus opportunity and payable as soon as practicable after the date of termination; (iv) a lump sum cash payment equal to two times his target annual bonus opportunity; (v) continued health benefits at Company expense for a period of 12 months following his date of termination; and (vi) immediate vesting of all unvested equity or equity-based awards granted under any equity compensation plans of the Company, provided that,
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unless a provision more favorable to Mr. Rhyu is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the achievement of the performance objectives for the applicable performance period as provided under the terms of the applicable award agreement.
The amended and restated letter agreement also provides that Mr. Rhyu remains subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one-year period following termination of employment. In addition, during any period in which Mr. Rhyu is receiving any compensation from the Company (including and no less than any applicable severance period) and for a 12-month period thereafter, Mr. Rhyu is prohibited from competing with the Company or its business.
Change in Control Arrangements with Other Named Executive Officers
Except as described below with respect to outstanding PSUs, none of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination of employment in connection with the change in control of the Company. The change in control severance agreements with our NEOs (other than Mr. Rhyu, whose change in control payments and benefits are set forth in his individual employment agreement) provide that, upon termination of the NEO’s employment by the Company without cause or the resignation of employment by the NEO for good reason, in either case, within two years following a change in control of the Company, the NEO will be entitled to receive, subject to the NEO signing and not revoking a general release of claims in favor of the Company and continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the NEO would be entitled to receive under the Company’s then-prevailing severance guidelines (as described below) and 1.5 times the NEO’s target annual bonus opportunity; (ii) reimbursement for the Company paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 12 months following termination; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the NEO is included in an applicable equity award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the achievement of the performance objectives for the applicable performance period as provided under the terms of the applicable award agreement.
Severance Guidelines for Other Named Executive Officers
Our NEOs (other than Mr. Rhyu) are generally entitled to receive severance payments and benefits upon a qualifying termination of employment under the Company’s severance guidelines in an amount determined based on their position and tenure with the Company, which is currently equal to 12 months of base salary. In addition, upon a termination of employment without cause or resignation for good reason, these NEOs may be eligible to receive (subject entirely to the Committee’s discretion and contingent upon signing a general release of claims in favor of the Company) accelerated vesting of outstanding and unvested time-based RSAs.
Equity Awards
Pursuant to the terms of their outstanding equity award agreements, in the event the employment of our NEOs is terminated due to their death or disability, the NEO (or their estate) would be entitled to full accelerated vesting of outstanding and unvested time-based RSAs.
Potential Value of Termination and Change in Control Payments and Benefits
The following table provides the estimated dollar value of the potential payments and benefits that each NEO (other than Mr. Davis) would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the
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termination or change in control, as applicable, occurred on June 30, 2023, and the price per share of our Common Stock equaled $37.23, the value of one share of our Common Stock on the last trading day of fiscal 2023. With respect to Mr. Davis, the table shows the actual amounts paid upon our non-renewal of his employment agreement, as described in the section “Potential Payments Upon Termination or Change in Control” above.
Name	Payment	Death ($)	Disability ($)	Non- Renewal of Employment Agreement ($)	Termination Without Cause ($)	Constructive Termination / Good Reason ($)	Change in Control (no Termination) ($)	Change in Control (and Qualifying Termination) ($)
James J. Rhyu	Salary Continuation	—	—	—	1,700,000	1,700,000	—	1,700,000
	Bonus	—	—	—	1,275,000	1,275,000	—	3,825,000
	Benefit Continuation(1)	—	—	—	18,906	18,906	—	18,906
	RSA Vesting(2)	5,081,895	5,081,895	—	—	—	—	5,081,895
	PSU Vesting(3)	—	—	—	—	—	7,483,602	—
Nathaniel A. Davis(4)	Salary Continuation	—	—	—	—	—	—	—
	Bonus	—	—	—	—	—	—	—
	Benefit Continuation	—	—	—	—	—	—	—
	RSA Vesting	—	—	1,139,968	—	—	—	—
	PSU Vesting	—	—	—	—	—	—	—
Donna Blackman	Salary Continuation	—	—	—	525,000	525,000	—	787,500
	Bonus	—	—	—	—	—	—	787,500
	Benefit Continuation(1)	—	—	—	16,757	16,757	—	16,757
	RSA Vesting(2)	981,532	981,532	—	—	—	—	981,532
	PSU Vesting(3)	—	—	—	—	—	1,677,956	—
Vincent W. Mathis	Salary Continuation	—	—	—	500,000	500,000	—	750,000
	Bonus	—	—	—	—	—	—	600,000
	Benefit Continuation(1)	—	—	—	14,334	14,334	—	14,334
	RSA Vesting(2)	1,084,845	1,084,845	—	—	—	—	1,084,845
	PSU Vesting(3)	—	—	—	—	—	1,715,186	—
Les Ottolenghi	Salary Continuation	—	—	—	475,000	475,000	—	712,500
	Bonus	—	—	—	—	—	—	570,000
	Benefit Continuation(1)	—	—	—	18,906	18,906	—	18,906
	RSA Vesting(2)	1,198,285	1,198,285	—	—	—	—	1,198,285
	PSU Vesting(3)	—	—	—	—	—	1,246,460	—
(1)	Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.
(2)	Amounts shown include the dollar value of the portion of outstanding RSAs that would vest in each of the circumstances described above.
(3)
Amounts shown include the dollar value of the portion of PSUs that would vest upon a change in control of the Company assuming target achievement as it relates to the applicable performance metrics and the closing price of our Common Stock on June 30, 2023.

(4)
Effective September 30, 2022, Mr. Davis stepped down from his position as Executive Chair of the Company and as a member of the Board. Upon his retirement, Mr. Davis became entitled to the benefits upon a termination of employment by reason of our election not to renew the term of his employment agreement, as described in the section “Potential Payments Upon Termination or Change in Control” above.

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CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the median of the annual total compensation of all our employees (except our CEO) and the annual total compensation of our CEO, Mr. Rhyu. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
There were no changes to our employee population or employee compensation arrangements from fiscal 2022 to fiscal 2023 that we reasonably believe would result in a significant change to our pay ratio disclosure. As the median employee identified for purposes of our fiscal 2022 disclosure is no longer with the Company, as permitted by Instruction 2 to Item 402(u) of Regulation S-K, we used another employee whose compensation was substantially similar to the original median employee, based on the compensation measure used to select the original median employee, as our median employee for fiscal 2023. We identified the median employee from among those employees who were employed by us on June 17, 2021, excluding our CEO, based on annual base salaries for fiscal 2021, which we believe is reasonably representative of our employees’ total compensation for the fiscal year. We included all employees, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 7,348. We did not make any cost-of-living or other adjustments to employee compensation.
For the median employee, we calculated the annual total compensation for fiscal 2023 for such employee using the same methodology we used for our NEOs as set forth in the Fiscal 2023 Summary Compensation Table.
For fiscal 2023, the annual total compensation for our median employee was $61,847, and the annual total compensation for our CEO was $9,737,733, resulting in a pay ratio of 157 to 1.
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Pay-Versus-Performance Disclosure
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. In January 2021, our tenured Chief Executive Officer, Nathaniel Davis (“PEO 2”) transitioned to the Executive Chair role until September 30, 2022. Upon his transition to Executive Chair in 2021, James Rhyu (“PEO 1”) was appointed as CEO. We provide compensation actually paid for both Chief Executive Officers during the covered years in the following tables and include Nathaniel Davis in the NEO average during his tenure as Executive Chair.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO 1[1]	Compensation Actually Paid to PEO 1[2]	Summary Compensation Table Total for PEO 2[1]	Compensation Actually Paid to PEO 2[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based On:		Net Income[7]	Company- Selected Measure: Revenue[8]
							Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b1)	(c1)	(b2)	(c2)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$9,737,733	$ 9,252,934	N/A	N/A	$2,213,728	$1,834,039	$137	$ 50	$126,867,000	$1,837,358,000
2022	$7,691,994	$10,589,204	N/A	N/A	$2,268,304	$4,323,405	$150	$ 62	$107,130,000	$1,686,666,000
2021	$4,716,110	$ 7,778,721	$6,017,557	$4,382,370	$6,273,179	$6,051,428	$118	$103	$ 71,451,000	$1,536,760,000

(1)
The dollar amounts reported in columns (b1) and (b2) represent the amount of total compensation reported for James J. Rhyu (“PEO 1”) and Nathaniel A. Davis (“PEO 2”) (our “PEOs”) for each corresponding covered year in the “Total” column of the Summary Compensation Table for each applicable year.

(2)	The Compensation Actually Paid to our PEOs reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO 1			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$4,716,110	$ 7,691,994	$9,737,733
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,499,642	$ 5,056,893	$7,146,186
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$3,068,190	$ 5,496,289	$6,956,947
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$2,004,308	$ 761,586	-$536,307
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$ 31,380	$ 189,978	$323,898
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$ 458,375	$ 1,506,250	-$83,151
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$ 0	$ 0	$0
=	Compensation Actually Paid		$7,778,721	$10,589,204	$9,252,934
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PEO 2			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$6,017,557	N/A	N/A
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,999,828	N/A	N/A
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$ 0	N/A	N/A
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$ 0	N/A	N/A
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$ 0	N/A	N/A
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$1,364,641	N/A	N/A
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$ 0	N/A	N/A
=	Compensation Actually Paid		$4,382,370	N/A	N/A
For purposes of the adjustments to determine “Compensation Actually Paid,” we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year.
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding our PEOs) for each covered year in the “Total” column of the Summary Compensation Table for each applicable year. The names of each NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

FY2023		FY2022		FY2021
•	Nathaniel A. Davis	•	Nathaniel A. Davis	•	Timothy J. Medina
•	Donna Blackman	•	Timothy J. Medina	•	Vincent W. Mathis
•	Vincent W. Mathis	•	Vincent W. Mathis	•	Kevin P. Chavous
•	Les Ottolenghi	•	Les Ottolenghi	•	Shaun E. McAlmont
(4)
The Compensation Actually Paid to our NEOs (excluding PEOs) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEO Average			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$6,273,179	$2,268,304	$2,213,728
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$4,987,037	$1,109,502	$1,339,659
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$3,608,070	$ 835,736	$1,304,186
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$ 899,387	$ 795,599	-$64,247
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$ 27,457	$ 417,023	$60,715
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$ 230,372	$1,116,245	-$340,684
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$ 0	$ 0	$0
=	Compensation Actually Paid		$6,051,428	$4,323,405	$1,834,039
For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year.
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(5)
Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

(6)
The peer group used is a select group of comparator companies, as used in the performance graph shown in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8)	Total revenue has been chosen as our Company Selected Measure.
Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that were used to determine the compensation actually paid to our named executive officers in FY2023:
•	Adjusted EBITDA
•	Adjusted Operating Income
•	Gross Margin % (non-GAAP)
•	EPS
Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and TSR.

67

Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

Compensation Actually Paid and Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Revenue.

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GENERAL MATTERS
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% stockholders were complied with on a timely basis during fiscal 2023, except a late Form 4 for Mr. Smith filed on July 17, 2023, relating to the acquisition of deferred stock units on April 11, 2023, due to an administrative error.
Stockholder Proposals and Nominations
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 26, 2024. Accordingly, stockholder proposals must be received no later than June 28, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.
Additionally, our bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2024 annual meeting of stockholders, any notification must be made no earlier than August 9, 2024 and no later than September 8, 2024. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record at the time of giving notice must be entitled to vote at that annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.
Delivery of Documents to Stockholders Sharing an Address
The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials or the materials for future meetings, contact Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
69

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
Other Matters
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
By Order of the Board of Directors,

Vincent W. Mathis
Executive Vice President, General Counsel
and Secretary
Dated: October 26, 2023
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APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Year Ended June 30,
	2021	2022	2023
	($ thousands)
Net income	$71,451	$107,130	$126,867
(Income) loss from equity method investments	(684)	(144)	334
Income tax (benefit) expense	24,539	40,088	45,346
Other (income) expense, net	(2,829)	1,277	(15,452)
Interest (income) expense, net	17,979	8,277	8,404
Income from operations	110,456	156,628	165,499
Stock-based compensation expense	39,333	18,570	20,320
Amortization of intangible assets	11,642	12,968	15,208
Depreciation and other amortization	78,435	84,946	95,150
Adjusted EBITDA	$239,866	$273,112	$296,177
71

Stride

STRIDE, INC.
ATTN: DONNA BLACKMAN
11720 PLAZA AMERICA DRIVE
9TH FLOOR
RESTON, VA 20190

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25372-P97780

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRIDE, INC.

The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3; for 1 Year on Proposal 4; and AGAINST Proposal 5.

	Nominee	For	Withhold
1a.	Aida M. Alvarez	☐	☐
1b.	Craig R. Barrett	☐	☐
1c.	Robert L. Cohen	☐	☐
1d.	Steven B. Fink	☐	☐
1e.	Robert E. Knowling, Jr.	☐	☐
1f.	Allison Lawrence	☐	☐
1g.	Liza McFadden	☐	☐
1h.	James J. Rhyu	☐	☐
1i.	Ralph Smith	☐	☐
1j.	Joseph A. Verbrugge	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	To recommend, on an advisory basis, the frequency of future advisory votes to approve the compensation of named executive officers of the Company;	☐	☐	☐	☐

		For	Against	Abstain
5.	Approval of the stockholder proposal regarding a report on lobbying; and	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

V25373-P97780

STRIDE, INC.
Annual Meeting of Stockholders
December 7, 2023 11:00 a.m.
This proxy is solicited by the Board of Directors

The above signed stockholder(s) of Stride, Inc., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) James J. Rhyu and Vincent W. Mathis, and each of them, with the power to act without the other and with the power of substitution, as proxies (the "Proxy Holders") and attorneys-in-fact for the above signed, to attend the Annual Meeting of Stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 7, 2023 at 11:00 a.m., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s).

If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted "FOR" the election of each of the Board of Directors nominees named in the proxy statement; "FOR" the ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for fiscal 2024; "FOR" the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; for "1 YEAR" on the frequency of future advisory votes to approve the compensation of named executive officers of the Company; and "AGAINST" the stockholder proposal regarding a report on lobbying. Stockholders may revoke their Proxy by attending and casting their vote at the meeting.

PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2023 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting.

Continued and to be signed on reverse side